AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1998
                                                      REGISTRATION NO. 333-38559

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         UNITED OILFIELD SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                 74-2856284                  3533
     (STATE OR OTHER                                  (PRIMARY STANDARD
     JURISDICTION OF                                     INDUSTRIAL
    INCORPORATION OR         (I.R.S. EMPLOYER        CLASSIFICATION CODE
      ORGANIZATION)         IDENTIFICATION NO.)            NUMBER)

                            615 UPPER NORTH BROADWAY
                               SUITE 950, MT-198
                          CORPUS CHRISTI, TEXAS 78477
                                 (512) 882-3536
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           ALVIN H. DUEITT, PRESIDENT
                            615 UPPER NORTH BROADWAY
                               SUITE 950, MT-198
                          CORPUS CHRISTI, TEXAS 78477
                                 (512) 882-3536
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                COPIES TO:
     R. CLYDE PARKER, JR., ESQ.              SAMUEL E. WING, ESQ.
   WINSTEAD SECHREST & MINICK P.C.           JONES & KELLER, P.C.
       910 TRAVIS, SUITE 2400              1625 BROADWAY, SUITE 1600
        HOUSTON, TEXAS 77002                DENVER, COLORADO 80202

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                PROPOSED            PROPOSED
                                                                MAXIMUM             MAXIMUM            AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT         OFFERING PRICE          FEE(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value.........      1,100,000             $7.00             $7,700,000          $2,327.50
=====================================================================================================================

(1) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended at the rate in effect on October 23, 1997 with respect to the 1,000,000 shares on behalf of which this Registration Statement was initially filed and at the rate currently in effect (resulting in an additional fee of $206.50) with respect to the 100,000 shares added in this filing.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                         UNITED OILFIELD SERVICES, INC.
                             CROSS-REFERENCE SHEET

     This cross-reference sheet is provided pursuant to Item 501(b) of Regulation S-K showing the location in the Prospectus of information required by
Part I of Form S-1:

            FORM S-1 ITEM                               LOCATION IN PROSPECTUS
-------------------------------------  --------------------------------------------------------
 1.  Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus........  Front of Registration Statement and Outside Front Cover
                                       Page of Prospectus

 2.  Inside Front and Outside Back
     Cover Pages of Prospectus.......  Inside Front Cover Page and Outside Back Cover Page of
                                       Prospectus

 3.  Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges................  Prospectus Summary; Risk Factors; Selected Financial
                                       Information

 4.  Use of Proceeds.................  Prospectus Summary; Use of Proceeds

 5.  Determination of Offering
     Price...........................  Outside Front Cover Page of Prospectus; Risk Factors;
                                       Underwriting

 6.  Dilution........................  Dilution

 7.  Selling Security Holders........  Inapplicable

 8.  Plan of Distribution............  Outside Front and Inside Cover Pages of Prospectus;
                                       Underwriting

 9.  Description of Securities to be
     Registered......................  Outside Front Cover Page of Prospectus; Prospectus
                                       Summary; Capitalization; Description of Securities

10.  Interests of Named Experts and
     Counsel.........................  Legal Matters; Experts

11.  Information with Respect to the
     Registrant......................  Prospectus Summary; The Company; Risk Factors;
                                       Management's Discussion and Analysis of Financial
                                       Condition and Results of Operations; Dividend Policy;
                                       Capitalization; Selected Financial Information;
                                       Management; Certain Transactions; Description of
                                       Securities; Securities Ownership of Management and
                                       Certain Beneficial Holders; Index to Financial
                                       Statements

12.  Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities..  Inapplicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED JANUARY 9, 1998

PROSPECTUS

                                     [LOGO]

                         UNITED OILFIELD SERVICES, INC.
                              1,100,000 SHARES OF
                                  COMMON STOCK

     United Oilfield Services, Inc., a Texas corporation (the "Company") organized in October 1997, hereby offers 1,100,000 shares (the "Offering") of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Common Stock is being offered through D. E. Frey & Company, Inc. (the "Underwriter").

     Before the Offering, there has been no trading market for the Common Stock, and there can be no assurance that any such market for the Common Stock will develop after the closing of the Offering or that, if developed, it will be sustained. It is currently estimated that the initial public offering price will be between $5.00 and $7.00 per share. The Underwriter has indicated that it intends to make a market in the Common Stock after the Offering, although the Underwriter may discontinue such market-making activity at any time. The offering price of the Common Stock will be established by negotiations between the Company and the Underwriter and may not necessarily bear any direct relationship to the price at which the Common Stock will trade after the Offering or to the Company's assets, earnings, book value per share or other generally accepted criteria of value. For factors to be considered in determining the initial public offering price, see "Underwriting." The Company has applied for the listing of its Common Stock on The Nasdaq SmallCap Market but there can be no assurance that an active trading market will develop. See "Risk Factors -- No Prior Public Market; No Assurance of Public Trading
Market" and "-- Potential Volatility of Stock Price."

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR
A DESCRIPTION OF CERTAIN RISKS REGARDING                                AN
     INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING ON PAGE 8.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------
                       PRICE TO        UNDERWRITING      PROCEEDS TO
                        PUBLIC       COMMISSION(1)(2)     COMPANY(3)
------------------------------------------------------------------------
Per Share.........         $                $                 $
------------------------------------------------------------------------
Total.............         $                $                 $
------------------------------------------------------------------------

                         (see notes on following page)

     The Common Stock is being offered by the Company through the Underwriter on a best efforts, all or none basis, when, as and if issued, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions, during the offering period beginning on the date of this Prospectus
and ending on [   ], 1998 (which may be extended for up to 30 days or until
[   ], 1998, with the consent of the Company and the Underwriter). The Offering is made by the Underwriter on behalf of the Company, subject to the Underwriter's right to reject any subscription in whole or in part or to withdraw or cancel the Offering without notice to anyone other than the Company. All proceeds of the Offering will be held in escrow by Colorado State Bank and Trust, Denver, Colorado, as escrow agent, until the Offering is fully subscribed. It is expected that delivery of the securities will be made at the offices of the Underwriter in Denver, Colorado as promptly as practicable following the receipt of subscriptions for and payment of the aggregate offering price. If the Offering is not fully subscribed on or before the end of the offering period or any extension thereof, investors who have deposited funds into the escrow account will promptly receive a full refund, without interest or deduction.

                           D. E. FREY & COMPANY, INC.
              THE DATE OF THIS PROSPECTUS IS                , 1998

     (1) Subject to completion of the Offering, the Underwriter will receive a non-accountable expense allowance equal to three percent of the amount raised in the Offering. The Underwriter will further receive a commission of four percent on sales of Common Stock to persons to whom the Company has referred the Underwriter in writing (to a maximum of fifty percent of the Offering) and eight and one-half percent on all other sales. For purposes of this table, the Company has assumed that the Underwriter will receive the maximum commission of eight and one-half percent on all sales. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See
"Underwriting."

     (2) Upon the closing of the Offering, the Company will sell to the Underwriter and/or its designees, for an aggregate price of $100, warrants to purchase 110,000 shares of Common Stock. The warrants will entitle the holder to purchase the shares of Common Stock at a purchase price per share of 130% of the public offering price and will be exercisable during the four-year period beginning one year after issuance thereof.

     (3) These amounts represent the proceeds to the Company after payment of underwriting commissions, but before deduction of other offering expenses estimated at $560,000.

     The Company has not previously filed any reports with the Commission and currently is not a reporting company. The Company anticipates that it will file appropriate documentation to register the Company as a reporting company under the Securities Exchange Act of 1934, as amended, such registration to be effective no later than the date of consummation of the Offering, and will furnish its stockholders with annual reports containing consolidated financial statements, audited and reported upon by its independent certified public accountants, after the end of each fiscal year, beginning with its fiscal year ended December 31, 1997. The Company will also distribute quarterly reports containing unaudited interim financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     THE COMMON STOCK IS OFFERED SUBJECT TO PRIOR SALE, ALLOTMENT, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING WITHOUT PRIOR NOTICE. THE UNDERWRITER RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE OFFERING CANNOT BE MODIFIED UNLESS AN AMENDED REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BY THE COMMISSION.

     Any document that is incorporated by reference herein but not delivered herewith may be requested by any person to whom this Prospectus is delivered. Such requests should be made to United Oilfield Services, Inc., 615 Upper North Broadway, Suite 950, MT-198, Corpus Christi, Texas 78477, telephone number (512) 882-3536. Delivery of the requested documents will be made without charge.

                               PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CLOSING OF THE OFFERING, UNITED OILFIELD SERVICES, INC. (THE "COMPANY") WILL ISSUE TO THE HOLDERS OF THE OUTSTANDING EQUITY SECURITIES OF UNITED WELLHEAD SERVICES, INC. ("WELLHEAD"), FLARE KING, INC. ("FLARE KING") AND HI-TECH COMPRESSOR
COMPANY, L.C. ("HI-TECH") SHARES OF COMMON STOCK IN EXCHANGE FOR THE OWNERSHIP INTERESTS OF SUCH HOLDERS IN SUCH COMPANIES (THE "REORGANIZATION"). WELLHEAD, HI-TECH AND FLARE KING ARE AT TIMES REFERRED TO HEREIN INDIVIDUALLY AS A "FOUNDING COMPANY" AND COLLECTIVELY AS THE "FOUNDING COMPANIES." UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

     Upon consummation of the acquisition of the Founding Companies, the Company will be a diversified energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry, with each Founding Company operating its business as a separate wholly owned subsidiary of the Company. The Founding Companies are engaged principally in the manufacture, reconditioning and distribution of wellhead equipment for the oil and gas industry, mainly the drilling, exploration and production segment (Wellhead), the manufacture of flare tips and ignition systems for plant production facilities (Flare King) and the assembly of rotary screw compressor units to enhance the production of oil and gas wells (Hi-Tech). The Reorganization will be effected simultaneously with and as a condition to the closing of the Offering.

     WELLHEAD. The operations of Wellhead consist of the manufacture, reconditioning, distribution, maintenance and sale of oilfield equipment and components, principally wellhead equipment, valves, drilling spools and manifolds. Wellhead obtains such equipment and components by acquiring and reconditioning used items, by manufacturing items at its facilities or by acquiring new products directly from manufacturers. Wellhead also reconditions for a fee out-of-service equipment for various oilfield concerns and performs onsite installations and repairs.

     FLARE KING. Flare King designs, manufactures, installs and services flare stacks and related ignition, reporting and control devices and systems to control the onshore and offshore burning of various waste gas compounds. Full-time experts qualified and trained in the science of gas flaring and full manufacturing facilities permit Flare King to respond quickly to specific customer needs both in developing appropriate flare systems and in installing and servicing such systems. Flare King also maintains a fleet of rental flare equipment to satisfy customer requirements during maintenance or construction or pending permanent installation.

     HI-TECH. Hi-Tech provides a broad range of natural gas compression equipment to customers principally in Louisiana, Texas, New Mexico, Oklahoma, Colorado and Wyoming. Hi-Tech also provides rental operations and maintenance services to its customers. As of September 30, 1997 Hi-Tech had a fleet of nine compression rental units with an aggregate capacity of approximately 500 horsepower. Hi-Tech's products and services are essential to the production, transportation, processing and storage of natural gas and are provided primarily to energy producers and processors.

     OFFICES. The Company, incorporated in Texas in October 1997, maintains its principal executive offices at 615 Upper North Broadway, Suite 950, Corpus Christi, Texas 78477 and its telephone number is (512) 882-3536.

THE OFFERING

Common stock offered by the
Company..............................  1,100,000 shares
Common stock to be outstanding after
  the Offering(1)....................  4,218,750 shares
Use of Proceeds......................  To repay a portion of the indebtedness of the Founding
                                       Companies, to finance an expansion of the Company's sales and marketing operations, to expand inventory, to expand the
                                       compressor fleet, to fund research and development, for future acquisitions and for other corporate purposes, including
                                       working capital. See "Use of Proceeds."

------------

(1) Includes 3,118,750 shares of common stock to be issued in connection with the Reorganization.

RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. Business risks, including industry conditions, competition, absence of combined operating history, capital requirements, availability of acquisitions, operating risks, reliance on significant customers, dependence on key personnel and environmental, regulatory and control issues, and risks relating to the Offering, including lack of an existing public market, potential volatility of stock price, the offering price, lack of underwriter experience with initial public offerings, shares eligible for future sale, dilution and measures in the Company's charter documents with anti-takeover effect, are set forth in greater detail beginning on page 8 of this Prospectus.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The Company will acquire the Founding Companies in the Reorganization simultaneously with and as a condition to the closing of the Offering. For financial statement presentation purposes, Wellhead has been deemed the "accounting acquiror." The following table presents summary pro forma combined financial data for the Company, as adjusted for (i) the effects of the Reorganization, (ii) the effects of certain pro forma adjustments to the historical financial statements described below, and (iii) the consummation of the Offering and the application of the net proceeds therefrom. The data presented below should be read in conjunction with the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, the historical Financial Statements of the Company and of the individual Founding Companies and the notes thereto and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                       YEAR ENDED        NINE MONTHS ENDED
                                      DECEMBER 31,         SEPTEMBER 30,
                                      ------------   --------------------------
                                          1996           1996          1997
                                      ------------   ------------  ------------
STATEMENTS OF OPERATIONS DATA(1)
     Revenues.......................   $   10,153    $      6,995  $      9,520
     Gross profit...................        3,715           2,681         4,099
     Selling, general and
       administrative expenses......        2,609           1,743         2,040
     Depreciation and amortization
       expense(2)...................          367             251           290
     Income from operations.........          739             688         1,769
     Interest expense...............          (74)            (70)          (70)
     Other income (expense), net....           (3)             (8)          (17)
     Income before income tax
       provision....................          662             610         1,682
     Income tax provision(3)........         (289)           (226)         (661)
     Net income.....................          373             384         1,021
     Net income per share...........         0.11            0.12          0.31
     Weighted average shares
       outstanding(4)...............    3,305,583       3,305,583     3,305,583


                                            SEPTEMBER 30, 1997
                                        --------------------------
                                         PRO FORMA         AS
                                        COMBINED(5)    ADJUSTED(6)
                                        -----------    -----------
BALANCE SHEET DATA
     Cash and cash equivalents.......     $   289        $ 4,753
     Working capital.................       1,877          6,548
     Total assets....................       8,531         12,830
     Long-term debt, including
     current maturities..............       2,186          1,006
     Stockholders' equity............       4,274          9,753


                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) The pro forma combined statements of operations data assume that the Reorganization and the Offering were closed on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually occurred then or of the Company's future results.

(2) Includes $146,000 for the year ended December 31, 1996 and $110,000 for the nine months ended September 30, 1996 and 1997, respectively, of amortization on the $2,188,000 of goodwill to be recorded as a result of the Reorganization computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Assumes all taxable income is subject to a corporate tax rate of 40% and all goodwill is nondeductible.

(4) Includes (i) 3,118,750 shares to be issued in the Reorganization to holders of ownership interests in the Founding Companies and (ii) 186,833 of the 1,100,000 shares sold in the Offering necessary to pay the expenses of this Offering (based on an offering price of $6.00 per share).

(5) The pro forma combined balance sheet data assumes that the Reorganization was consummated on September 30, 1997.

(6) Adjusted for the sale of 1,100,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

                   SUMMARY FOUNDING COMPANIES FINANCIAL DATA
                                 (IN THOUSANDS)

     The following table presents summary financial data for each of the individual Founding Companies for the three most recent fiscal years ended December 31, 1994, 1995 and 1996 and the interim periods ended September 30, 1996 and 1997.

                                                                            NINE MONTHS ENDED
                                                    YEAR ENDED
                                                   DECEMBER 31,               SEPTEMBER 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
WELLHEAD
     Revenues...........................  $   4,043  $   4,027  $   8,011  $   5,399  $   8,052
     Gross profit.......................      1,494      1,520      2,851      2,042      3,472
     Income from operations.............        231         85        653        553      1,711
     Net income (loss) (1)..............       (194)       181        248        308      1,003
FLARE KING
     Revenues...........................  $   1,268  $     725  $   1,034  $     742  $     902
     Gross profit.......................        388        328        492        399        431
     Income (loss) from operations......       (224)      (123)        66        133        113
     Net income (loss)..................       (281)      (110)       113        109         65
HI-TECH
     Revenues...........................  $     337  $     756  $   1,108  $     854  $     566
     Gross profit.......................        134        326        372        240        196
     Income from operations.............         35         80        166        111         55
     Pro forma net income (2)...........         22         41        106         55         29

------------

(1) Reflects the effect in 1994 of a discount of $379 recognized on the issuance of redeemable preferred stock because of a conversion feature.

(2) As adjusted to give effect to income taxes of $12, $22, $41, $12 and $5, respectively, as if Hi-Tech, a limited liability company, were taxed at the entity level rather than treated as a "pass-through" vehicle for tax purposes.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING SET FORTH BELOW.

BUSINESS RISKS

     INDUSTRY CONDITIONS. Many of the Company's products are sold or leased to industry sectors that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond the control of the Company. The Company's operations are materially dependent upon the levels of activity in oil and natural gas development, production, processing and transportation. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices, and therefore the level of drilling and exploration activity, have been extremely volatile. Any prolonged substantial reduction in oil and natural gas prices would, in all likelihood, depress the level of exploration and development activity and result in a corresponding decline in the demand for the Company's products and services. A significant prolonged decline in oil and natural gas prices could have a material adverse effect on the Company's business, results of operations and financial condition.

     COMPETITION. The oil and gas production equipment, flare systems and natural gas compression businesses are highly competitive. The Company competes with several large national and multinational companies, many of which have greater financial and other resources than the Company. There can be no assurance that such competitors will not substantially increase the resources devoted to the development and marketing of products and services competitive with those of the Company or that new competitors will not enter these industries. See "The Company -- Competition."

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING
COMPANIES. Before the Offering, each of the Founding Companies has been operating as a separate entity, although there has been some overlap in ownership and management. As a condition to the closing of the Offering, the equityholders of the Founding Companies have agreed to effect the Reorganization. The management group of United Oilfield Services, Inc. has been assembled only recently and, although the members of the management group have previously held and will continue to hold various management positions in one or more of the Founding Companies, there can be no assurance that they will be able to manage the combined entity or to implement effectively the Company's acquisition and internal growth operating strategies. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations. See "The Company -- Operating Philosophy and Growth Strategies" and "Management."

     SUBSTANTIAL CAPITAL REQUIREMENTS. The Company makes, and intends to continue to make, substantial capital investments in additional oilfield equipment and its compressor rental fleet. Historically, the Company has financed these investments through internally generated funds and bank debt. The Company believes that it will have sufficient cash provided by the Offering, the Company's operations and borrowings under the Company's existing credit facilities with various banks to fund these capital needs. There can be no assurance, however, that the Company will generate sufficient cash flow or have sufficient access to external funding to continue to satisfy its capital requirements. Failure to generate sufficient cash flow, together with the absence of alternative sources of capital, could have a material adverse effect on the Company's growth, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     AVAILABILITY AND INTEGRATION OF ACQUISITIONS. As part of its growth strategy, the Company intends to pursue the acquisition of other companies, assets and product lines that either complement or expand its existing business. Each such acquisition will involve a number of potential risks, such as the diversion of management's attention to the assimilation of the operations and personnel of the acquired businesses and possible short-term adverse effects on the Company's operating results during the integration process. The

Company will also routinely conduct preliminary discussions with numerous companies concerning possible acquisitions. The Company is unable to predict whether or when any prospective candidate will become available or the likelihood of a material acquisition being completed. The Company may seek to finance any such acquisition through the issuance of new debt and/or equity securities. If the Company proceeds with an acquisition, and if such acquisition is relatively large and consideration is in the form of cash, a substantial portion of the Company's financial resources could be used in order to consummate any such acquisition. See "The Company -- Operating Philosophy and Growth Strategies."

     OPERATING RISKS AND INSURANCE. The Company's equipment and services are provided to operations that are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills. Litigation arising from a catastrophic occurrence at a location where the Company's equipment and services are used may result in the Company being named as a defendant in lawsuits asserting potentially large claims. The Company maintains insurance coverage that it believes to be customary in the industry against these hazards. There can, however, be no assurance that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable or that insurance will continue to be available on terms as favorable as the Company's existing arrangements. In addition, the insurance is subject to coverage limits, and the occurrence of a significant event or adverse claim in excess of the insurance coverage limits maintained by the Company or which is not covered by insurance could have a material adverse effect on the Company's financial condition and results of operations.

     RELIANCE ON SIGNIFICANT CUSTOMERS. The Company's businesses are dependent on securing and maintaining customers by delivering prompt, reliable and high-quality service and reliable, high-performance products. While the Company is not dependent on any one customer and the identity of customers of the Company does vary from year to year, the loss of one or more significant customers could, at least on a short-term basis, have an adverse effect on the Company's results of operations. See "The Company -- The Wellhead Business," "-- The Flare Business" and "-- The Compression Business" for information as to customer concentration.

     DEPENDENCE ON KEY PERSONNEL. The success of the Company will largely be dependent on the efforts and active participation of Alvin H. Dueitt (President of the Company and of Wellhead) and Burnace J. Boles, Jr. (Vice President of the Company and President of Flare King). The loss of the services of either individual could be detrimental to the Company as there is no assurance that the Company could replace them at affordable compensation levels. The Company has entered into employment agreements with Mr. Dueitt and Mr. Boles, and maintains key man life coverage with respect to Mr. Dueitt. See "Management -- Employment Agreements."

     ENVIRONMENTAL LIABILITY RISKS. As a result of its fabrication and refurbishing operations, the Company generates or manages hazardous wastes, such as solvents, thinner, waste paint, waste oil, washdown wastes, and sandblast material. The Company attempts to use generally accepted operating and disposal practices and, with respect to acquisitions, will attempt to identify and assess whether there is any contamination before completing an acquisition. Based on the nature of the industry, however, hydrocarbons or other wastes may have been disposed of or released on or under properties owned, leased, or operated by the Company or on or under other locations where such wastes have been taken for disposal. These properties and the wastes disposed thereon may be subject to federal or state environmental laws that could require the Company to remove the wastes or remediate sites where they have been released. See also "Governmental Regulation" below and "The Company -- Government Regulation."

     GOVERNMENTAL REGULATION. The Company is subject to various federal, state and local laws and regulatory standards relating to safety, health and the environment, including regulations regarding emission controls. The Company believes that it is in substantial compliance with such laws and regulations and that the phasing in of emission controls and other known standards at the rate currently contemplated by existing laws and regulations will not have a material adverse effect on the Company's business, results of operations or financial condition. However, various state and federal agencies from time to time consider adopting new laws and regulations or amending existing laws and regulations regarding environmental protection. While the Company may be able to pass on to its customers the additional costs of complying with such laws, there can be no assurances that attempts to do so will be successful. Accordingly, new laws or regulations or amendments to existing laws or regulations could require the Company to undertake significant capital expenditures and could otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

     CONTROL BY EXISTING MANAGEMENT AND SHAREHOLDERS. Upon the completion of the Reorganization and the Offering, the Company's executive officers and directors, former shareholders of the Founding Companies and entities affiliated with them will beneficially own approximately 74% of the Common Stock of the Company. As a result, these persons, if they chose to act together, would have sufficient voting power to significantly influence the direction and policies of the Company and the outcome of any matter requiring stockholder approval, including mergers, consolidations and the sale of all or substantially all of the assets of the Company, and to prevent or cause a change in control of the Company.

OFFERING RISKS

     NO PRIOR PUBLIC MARKET; NO ASSURANCE OF PUBLIC TRADING MARKET. There has been no public market for the Common Stock before the Offering. Although the Company has applied for listing on The Nasdaq SmallCap Market, there can be no assurance that the Common Stock will be approved for listing, that an active trading market will develop subsequent to the Offering, that, if developed, it will be sustained or that the Company will be able to maintain the standards that must be met to avoid having the shares delisted. The Underwriter has indicated that it intends to make a market in the Common Stock upon completion of this Offering, but there can be no assurance that the Underwriter will continue to do so indefinitely.

     POTENTIAL VOLATILITY OF STOCK PRICE. Prices for the Common Stock after the Offering may be subject to significant fluctuation in response to numerous factors, including variations in the annual or quarterly financial results of the Company or its competitors, the liquidity of the market for the Common Stock, investor perceptions of the Company and the energy services industry and general economic and other conditions. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have affected the market price for many companies in a manner often unrelated to the operating performance of such companies.

     DETERMINATION OF OFFERING PRICE; BEST EFFORTS UNDERWRITING. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriter and may bear no relationship to the price at which the Common Stock will trade after the Offering. For information relating to the factors to be considered in determining the initial public offering price, see "Underwriting." There is no commitment on the part of the Underwriter or any person to purchase any of the shares offered hereby. The shares are being offered on a best efforts, all or none basis.

     UNDERWRITER'S LACK OF EXPERIENCE WITH INITIAL PUBLIC OFFERINGS. Although the Underwriter offers a broad range of investment and financial services and has acted as a member of the underwriting group in connection with several public offerings, the Offering is the first initial public offering undertaken by the Underwriter individually on behalf of an issuer. Moreover, although the Underwriter has a trading department and has served as a market maker of equity securities, with respect to which it has maintained up to twelve trading positions at any given time, it has limited experience in aftermarket trading or support of initial public offerings. No assurance can therefore be given that the Underwriter can successfully complete the Offering or that the Underwriter will, upon successful completion of the Offering, be able to support the aftermarket.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market subsequent to the Offering could adversely affect the market price of the Common Stock. Upon consummation of the Offering, the Company will have 4,218,750 shares of Common Stock outstanding. Of these shares, the shares of Common Stock issued pursuant to the Offering will be freely tradable without restriction or further registration under the Securities Act, except for shares held by persons deemed to be "affiliates" of the Company or acting as "underwriters" as those terms are defined in the Securities Act. The remaining 3,118,750 shares of Common Stock outstanding will have been issued in the Reorganization without registration under the Securities Act. They will be "restricted securities" within the meaning of

Rule 144 under the Securities Act and will be eligible for resale subject to the volume, manner of sale, holding period and other limitations of Rule 144. In addition, warrants to purchase 110,000 shares of Common Stock will be issued to the Underwriter if the Offering is successfully completed and will be exercisable for a four-year period beginning one year after the issuance thereof. The executive officers and directors of the Company and certain other stockholders have agreed not to sell any shares of Common Stock without the consent of the Underwriter for a period of one year from the date of the closing of the Offering. See "Shares Eligible for Future Sale" and "Underwriting."

     DIVIDENDS. The Company is a newly organized corporation that has never paid cash dividends on its Common Stock and does not anticipate paying any such cash dividends in the foreseeable future. In addition, the Founding Companies' existing lines of credit include restrictions on their ability to pay dividends without the consent of the lenders and, if the Company is successful in obtaining one or more new lines of credit, it is likely that any such facility will include restrictions on the ability of the Company to pay dividends without the consent of the lender. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     DILUTION. Shares of Common Stock purchased by investors participating in the Offering will incur immediate substantial dilution from the offering price as compared to the book value of such shares. Thus, investors participating in the Offering will bear the greatest risk of loss considered on the basis of initial investment. To the extent outstanding options and warrants to purchase the Company's Common Stock are exercised, there may be further dilution. See "Dilution."

     POTENTIAL ANTI-TAKEOVER EFFECT OF PROVISIONS IN CHARTER DOCUMENTS. The Company's Articles of Incorporation and Bylaws (the "Charter Documents") contain provisions that may make it more difficult for a third party to acquire, or may discourage acquisition bids for, the Company. The Board of Directors of the Company is authorized, without action of its stockholders, to issue authorized but unissued common and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables the Company to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The Charter Documents provide further that (i) directors be elected for three-year terms, with approximately one-third of the Board of Directors standing for election each year, (ii) to alter or repeal the staggered board provision or other measures in the Charter Documents relating to the matters listed in this paragraph, the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all stock entitled to vote in the election of directors is required, (iii) the unanimous vote of the Board of Directors or the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all stock entitled to vote in the election of directors is required to change the size of the Board of Directors, (iv) directors may only be removed for cause by holders of not less than 80% of the Common Stock, (v) a stockholder must notify the Company at least that number of days in advance of the meeting at which such holder intends to bring up items of business or nominate directors at any annual meeting of stockholders as may be required under federal securities laws for companies with a class of stock registered under the Securities Exchange Act of 1934, as amended, (vi) a special meeting of stockholders may be called by stockholders only if at least 25% of the stockholders of the Company request that a special meeting be called, (vii) any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders and (viii) the affirmative vote of the holders of 66 2/3% of the Company's capital stock entitled to vote thereon is required to approve the merger, dissolution or sale of all or substantially all of the assets of the Company.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The Company will acquire the Founding Companies in the Reorganization simultaneously with and as a condition to the closing of the Offering. For financial statement presentation purposes, however, Wellhead has been identified as the "accounting acquiror." The following selected historical financial information of Wellhead has been derived from the audited consolidated financial statements of Wellhead for each year in the three-year period ended December 31, 1996. The remaining selected historical financial information of Wellhead has been derived from unaudited financial statements of Wellhead, which have been prepared on the same basis as the audited financial statements and, in the opinion of Wellhead, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information. The following table presents selected unaudited pro forma combined financial data for the Company, as adjusted for (i) the effects of the Reorganization, (ii) the effects of certain pro forma adjustments to the historical financial statements described below, and (iii) the consummation of the Offering and the application of the net proceeds therefrom. The data presented below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, the historical Financial Statements of the Company and the individual Founding Companies and the notes thereto and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS DATA

                                                                                                  NINE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                          -----------------------------------------------------  --------------------
                                            1992       1993       1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
WELLHEAD--HISTORICAL
     Revenues...........................  $   1,211  $   1,729  $   4,043  $   4,027  $   8,011  $   5,399  $   8,052
     Gross profit.......................        618        827      1,494      1,520      2,851      2,042      3,472
     Selling, general and administrative
       expenses.........................        411        507      1,201      1,336      2,082      1,407      1,666
     Depreciation and amortization
       expenses.........................         24         28         62         99        116         82         95
     Income from operations.............        183        292        231         85        653        553      1,711
     Interest expense...................         20         18         36         39         36         28         36
     Other income (expense), net........         (2)        (7)       (42)        11        (54)         2        (20)
     Income before income tax benefit
       (provision)......................        161        267        153         57        563        527      1,655
     Income tax benefit (provision).....                               32        172       (257)      (179)      (616)
     Net income before preferred stock
       dividends and preferred stock
       discount.........................        161        267        185        229        306        348      1,039
     Preferred stock dividends..........                                          48         58         40         36
     Preferred stock discount...........                              379
     Net income (loss)..................        161        287       (194)       181        248        308      1,003

PRO FORMA COMBINED(1)

                                                                                                        NINE MONTHS ENDED
                                                                                                          SEPTEMBER 30,
                                                                                      DECEMBER 31,   ------------------------
                                                                                          1996          1996         1997
                                                                                      ------------   -----------  -----------
Revenues............................................................................   $   10,153    $     6,995  $     9,520
     Gross profit...................................................................        3,715          2,681        4,099
     Selling, general and administrative expenses...................................        2,609          1,743        2,040
     Depreciation and amortization expense(2).......................................          367            251          290
     Income from operations.........................................................          739            688        1,769
     Interest expense...............................................................          (74)           (70)         (70)
     Other income (expense), net....................................................           (3)            (8)         (17)
     Income before income tax provision.............................................          662            610        1,682
     Income tax provision(3)........................................................         (289)          (226)        (661)
     Net income.....................................................................          373            384        1,021
     Net income per share...........................................................         0.11           0.12         0.31
     Weighted average shares outstanding(4).........................................    3,305,583      3,305,583    3,305,583

BALANCE SHEET DATA

                                                                                                              COMBINED COMPANIES
                                                                    WELLHEAD                              --------------------------
                                           -----------------------------------------------------------
                                                                                                              SEPTEMBER 30, 1997
                                                          DECEMBER 31,                                    --------------------------
                                           ------------------------------------------    SEPTEMBER 30,     PRO FORMA         AS
                                           1992    1993     1994      1995      1996         1997         COMBINED(5)    ADJUSTED(6)
                                           ----    ----    ------    ------    ------    -------------    -----------    -----------
    Cash and cash equivalents...........   $ 25    $ 36    $   36    $   23    $  369       $   264         $   289        $ 4,753
    Working capital.....................    168     392       616       727     1,244         1,735           1,877          6,548
    Total assets........................    560     845     2,226     2,315     3,898         4,906           8,531         12,830
    Long-term debt, including current
      maturities........................    121     181       464       375       620         1,352           2,186          1,006
    Stockholders' equity................    185     396     1,134     1,315     1,563         1,606           4,274          9,753

------------

(1) The pro forma combined statements of operations data assume that the Reorganization and the Offering were closed on January 1, 1996 and are not necessarily indicative of the results of the Company would have obtained had these events actually occurred then or of the Company's future results.

(2) Includes $146,000 for the year ended December 31, 1996 and $110,000 for the nine months ended September 30, 1996 and 1997, respectively, of amortization on the $2,188,000 of goodwill to be recorded as a result of the Reorganization computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Assumes all taxable income is subject to a corporate tax rate of 40% and all goodwill is nondeductible.

(4) Includes (i) 3,118,750 shares to be issued in the Reorganization to holders of ownership interests in the Founding Companies and (ii) 186,833 of the 1,100,000 shares sold in the Offering necessary to pay the expenses of this Offering (based on an offering price of $6.00 per share).

(5) The pro forma combined balance sheet data assumes that the Reorganization was consummated on September 30, 1997.

(6) Adjusted for the sale of 1,100,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Selected Pro Forma Combined Financial Data, the Unaudited Pro Forma Combined Financial Statements, and the historical Financial Statements of the Company and the individual Founding Companies and related notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company was formed to combine the operations of the Founding Companies, which provide products and services to the energy industry. The Founding Companies are engaged in: (1) the manufacture, reconditioning and distribution of wellhead equipment for the oil and gas industry, mainly the drilling, exploration and production segments, (2) the manufacturing of flare tips and ignition systems for plant and production facilities, and (3) the assembling of rotary screw compressor units to enhance the production of oil and gas wells.

INCOME TAX BENEFIT

     The Founding Companies account for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Wellhead, as of September 30, 1997, has an operating loss carryforward of approximately $544,000 for federal income taxes available to offset future income, expiring, if not used, at varying dates through the year 2009. The net operating loss carryforward was acquired in the acquisition of WRI, Inc. and is subject to an annual limitation of approximately $74,000. Flare King has a capital loss carryforward of approximately $6,300.

SEASONALITY AND ECONOMIC CONDITIONS

     The Company's sales are affected by the timing of planned drilling, development and construction by its energy industry customers. The fourth quarter is generally favorably affected.

INFLATION

     Management does not believe that inflation has had a material impact upon the results of operations during the years ended December 31, 1994, 1995, 1996, and the nine months ended September 30, 1997.

COMBINED RESULTS OF OPERATIONS

     INTRODUCTION. The financial data (dollar amounts in thousands) set forth below for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 are derived from the Unaudited Pro Forma Combined Statements of Operations of United Oilfield Services, Inc. included elsewhere herein. The data set forth below for the years ended December 31, 1994 and 1995 were prepared on a consistent basis with such later periods and were derived from the historical statements of the individual Founding Companies. Combined income from operations excludes other income and expenses, interest expense and income taxes.

                                                                                                             NINE MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                         SEPTEMBER 30,
                                          ----------------------------------------------------------------  --------------------
                                                  1994                  1995                  1996                  1996
                                          --------------------  --------------------  --------------------  --------------------
Revenues................................  $   5,648      100.0% $   5,508      100.0% $  10,153      100.0% $   6,995      100.0%
    Cost of goods sold..................      3,631       64.3%     3,334       60.5%     6,438       63.4%     4,314       61.7%
                                          ---------             ---------             ---------             ---------
        Gross profit....................      2,017       35.7%     2,174       39.5%     3,715       36.6%     2,681       38.3%
Selling, general and administrative
  expenses..............................      1,813       32.1%     1,892       34.4%     2,609       25.7%     1,743       24.9%
Depreciation and amortization
  expenses..............................        161        2.9%       240        4.4%       367        3.6%       141        3.6%
                                          ---------             ---------             ---------             ---------
    Income from operations..............  $      43        0.8% $      42        0.8% $     739        7.3% $     797        9.8%
                                          =========             =========             =========             =========

                                                  1997
                                          --------------------
Revenues................................  $   9,520      100.0%
    Cost of goods sold..................      5,421       56.9%
                                          ---------
        Gross profit....................      4,099       43.1%
Selling, general and administrative
  expenses..............................      2,040       21.4%
Depreciation and amortization
  expenses..............................        180        3.0%
                                          ---------
    Income from operations..............  $   1,879       18.6%
                                          =========


     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996. Total sales increased $2,525,000 or 36.1% from $6,995,000 in the nine months ended September 30, 1996 to $9,520,000 in the nine months ended September 30, 1997. Operating income increased $1,082,000 or 135.8% from $797,000 to $1,879,000 for the same periods. These increases resulted primarily from improved market conditions. This improvement in market conditions resulted principally from an increase in exploration and production activity, which increased the demand for wellhead equipment and gas compressors. Stricter enforcement of clean air regulations, which has a direct effect on the demand for flare stacks, also contributed to the increase.

     Cost of goods sold consists of cost associated with manufacturing materials and components, labor, quality control, subcontracting, installation, and shipping of the Company's products. Cost of goods sold increased $1,107,000 or 25.7% from $4,314,000 for the nine months ended September 30, 1996 to $5,421,000 for the same period in 1997. Cost of goods sold as a percentage of sales decreased 4.8% with respect to the same periods. This favorable percentage decrease resulted from price increases in products sold by the Company.

     Selling, general and administrative expense increased 17.0% from $1,743,000 for the nine months ended September 30, 1996 to $2,040,000 for the same period in 1997, but declined 3.5% as a percentage of sales. The increase was a result of additional cost to support increased sales.

     Depreciation and amortization expense increased $39,000 or 27.7% from $141,000 for the nine months ended September 30, 1996 to $180,000 for the same period in 1997. The increase resulted from a continuing expansion in the gas compressor rental fleet and other capital expenditures.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31,
1995. Total sales increased $4,645,000 or 84.3% from $5,508,000 for the year ended December 31, 1995 to $10,153,000 for the year ended December 31, 1996 and, with respect to the same periods, operating income increased $843,000 from $42,000 to $885,000. These increases resulted principally from improved market conditions, and to a lesser extent from the opening of a wellhead facility in Shreveport, Louisiana which accounted for an additional $1,363,000 in sales for the period.

     Cost of goods sold increased $3,104,000 or 93.1% from $3,334,000 for the year ended December 31, 1995 to $6,438,000 for the year ended December 31, 1996. This increase is the result of additional costs to support an increase in sales.

     Selling, general and administrative expenses increased $718,000 or 37.9% from $1,892,000 for the year ended December 31, 1995 to $2,609,000 for the year ended December 31, 1996. This increase was necessary to support increased sales activity.

     Depreciation and amortization expense decreased $19,000 or 8.3% from $240,000 for the year ended December 31, 1995 to $221,000 for the year ended December 31, 1996. This decrease is primarily the result of certain assets becoming fully depreciated and that did not require replacement.

     YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31,
1994. Total sales decreased $140,000 or 2.5% from $5,648,000 for the year ended December 31, 1994 to $5,508,000 for the year ended December 31, 1995. This decrease resulted principally from the fact that the industry, as a whole, experienced minimal growth.

     Cost of goods sold decreased $297,000 or 8.9% from $3,631,000 for the year ended December 31, 1994 to $3,334,000 for the year ended December 31, 1995. This was the result primarily of changes in managerial and cost control procedures in the newly acquired branches of Wellhead. A general decrease in sales activity also contributed to such decrease.

     Selling, general and administrative expense increased $79,000 or 4.2% from $1,813,000 for the year ended December 31, 1994 to $1,892,000 for the year ended December 31, 1995. This increase was the result of a full year of certain administrative costs connected with the acquisition and integration of four new locations added to Wellhead.

     Depreciation and amortization expense increased $79,000 or 49.0% from $161,000 for the year ended December 31, 1994 to $240,000 for the year ended December 31, 1995. The increase resulted primarily from the acquisition of WRI, Inc. in June 1994.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     The Founding Companies have funded their operations and capital expenditures mainly through cash flows generated from operations and bank debt. On a combined basis, the Founding Companies generated $414,000 of net cash flow from operating activities during 1996. At December 31, 1996, the combined

Founding Companies had cash of $369,000, working capital of $1,245,000, and total long-term debt of $1,269,000, of which $292,000 was classified as current. On a pro forma basis, after giving effect to the Reorganization, the Company and the Founding Companies would have had, on a combined basis, a cash balance of approximately $289,000, working capital of approximately $1,877,000 and total debt of approximately $2,198,000, $514,000 of which would be classified as current. Certain debts of the Founding Companies have from time to time been guaranteed by officers and significant shareholders thereof. See "Certain Transactions -- Existing Matters." As these debts mature and are paid or refinanced, the Company does not anticipate that such guarantees will be extended or renewed or that new guarantees will be executed.

     The Company intends to actively pursue acquisitions, although the Company is not currently involved in negotiations with respect to, and has no agreement or understanding regarding, any future acquisitions. The Company expects to fund future acquisitions through borrowings (the Company at September 30, 1997 had a total unused bank line of credit of approximately $765,000), cash flow from operations and the issuance of common stock or other equity or debt securities of the Company. Capital expenditures for equipment and expansion of facilities will be funded from cash flow from operations and will be supplemented to the extent necessary by borrowings. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the credit facilities currently available to it or obtain other sources of financing. The Company believes that the revenues generated by its operations will be adequate to meet the Company's normal working capital and debt service requirements for the foreseeable future.

WELLHEAD RESULTS OF OPERATIONS

     INTRODUCTION. Wellhead, headquartered in Corpus Christi, Texas, was founded in 1990 and maintains facilities in Corpus Christi (Robstown), Houston and Midland, Texas and Lafayette and Shreveport, Louisiana. The following table sets forth selected statement of operations data and such data as a percentage of total revenue for the periods indicated.

                                                                                                             NINE MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                          ----------------------------------------------------------------  --------------------
                                                  1994                  1995                  1996                  1996
                                          --------------------  --------------------  --------------------  --------------------
Revenues................................  $   4,043      100.0% $   4,027      100.0% $   8,011      100.0% $   5,399      100.0%
Cost of goods sold......................      2,549       63.0%     2,507       62.3%     5,160       64.4%     3,357       62.2%
                                          ---------             ---------             ---------             ---------
Gross profit............................      1,494       37.0%     1,520       37.7%     2,851       35.6%     2,042       37.8%
Selling, general and administrative
  expenses..............................      1,201       29.7%     1,336       33.2%     2,082       26.0%     1,407       26.1%
Depreciation and amortizations
  expenses..............................         62        1.5%        99        2.5%       116        1.4%        82        1.5%
                                          ---------             ---------             ---------             ---------
Income from operations..................  $     231        5.7% $      85        2.1% $     653        8.2% $     553       10.2%
                                          =========             =========             =========             =========

                                                  1997
                                          --------------------
Revenues................................  $   8,052      100.0%
Cost of goods sold......................      4,580       56.9%
                                          ---------
Gross profit............................      3,472       43.1%
Selling, general and administrative
  expenses..............................      1,666       20.7%
Depreciation and amortizations
  expenses..............................         95        1.2%
                                          ---------
Income from operations..................  $   1,711       21.2%
                                          =========


     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996.__Total sales increased $2,653,000 or 49.1% from $5,399,000 in the nine months ended September 30, 1996 to $8,052,000 for the same period in 1997. Operating income increased $1,158,000 or 209.4% from $553,000 to $1,711,000 for the same period. These increases resulted primarily from improved market conditions. This improvement in market conditions resulted principally from an increase in exploration and production activity, which increased the demand for wellhead equipment.

     Cost of goods sold consists of cost associated with manufacturing materials and components, labor, quality control, subcontracting, installation, and shipping of Wellhead's products. Cost of goods sold increased $1,223,000 or 36.4% from $3,357,000 for the nine months ended September 30, 1996 to $4,580,000 for the same period in 1997. The increase resulted from the higher level of sales.

     Selling, general and administrative expense increased 18.4% from $1,407,000 for the nine months ended September 30, 1996 to $1,666,000 for the same period in 1997. This is a result of additional cost to support increased sales and, to a lesser degree, an increase in profit-based incentive compensation payable to employees and officers.

     Depreciation and amortization expense increased $13,000 or 15.9% from $82,000 for the nine months ended September 30, 1996 to $95,000 for the same period in 1997. The increase resulted from the acquisition of additional equipment and facilities needed to support the growth in sales.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.__Total sales increased $3,984,000 or 98.9% from $4,027,000 for the year ended December 31, 1995 to $8,011,000 for the year ended December 31, 1996 and, with respect to the same periods, operating income increased $568,000 from $85,000 to $653,000. These increases resulted principally from improved market conditions, and to a lesser extent from the opening of a wellhead facility in Shreveport, Louisiana which resulted in an additional $1,363,000 in sales.

     Cost of goods sold increased $2,653,000 or 105.8% from $2,507,000 for the year ended December 31, 1995 to $5,160,000 for the year ended December 31, 1996. This increase is largely the result of additional costs to support an increased level of sales.

     Selling, general and administrative expenses increased $744,000 or 55.8% from $1,336,000 for the year ended December 31, 1995 to $2,082,000 for the year ended December 31, 1996. This increase was necessary to support increased sales activity and, to a lesser degree, an incentive program to compensate employees and officers for increased profitability.

     Depreciation and amortization expense increased $17,000 or 17.2% from $99,000 for the year ended December 31, 1995 to $116,000 for the year ended December 31, 1996. The increase resulted from the acquisition of additional equipment and facilities needed to support the growth in sales.

     YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.__Total sales decreased $16,000 or 0.4% from $4,043,000 for the year ended December 31, 1994 to $4,027,000 for the year ended December 31, 1995. This decrease principally reflected the lack of growth in the industry, as a whole.

     Cost of goods sold decreased $42,000 or 1.6% from $2,549,000 for the year ended December 31, 1994 to $2,507,000 for the year ended December 31, 1995. This was primarily the result of a general decrease in sales activity.

     Selling, general and administrative expense increased $137,000 or 11.2% from $1,201,000 for the year ended December 31, 1994 to $1,336,000 for the year ended December 31, 1995. This increase was the result of a full year of certain administrative costs incurred to support the integration of WRI, Inc. into Wellhead following its acquisition.

     Depreciation and amortization expense increased $37,000 or 59.7% from $62,000 for the year ended December 31, 1994 to $99,000 for the year ended December 31, 1995. The increase resulted primarily from the acquisition of WRI, Inc. in June 1994.

WELLHEAD LIQUIDITY AND CAPITAL RESOURCES

     Wellhead has funded their operations mainly through cash flows generated from operations. Wellhead generated $414,000 of net cash flow from operating activities during 1996. At December 31, 1996, Wellhead had cash of $369,000, working capital of $1,245,000, and total long-term debt of $1,269,000, of which $292,000 was classified as current. Wellhead generated $497,000 of net cash flow from operating activities for the nine months ended September 30, 1997. At September 30, 1997, Wellhead had cash of $264,000, working capital of $1,735,000 and total long-term debt of $1,353,000 of which $376,000 was classified as current. Wellhead believes that revenues generated by its operations will be adequate to meet Wellhead's normal working capital and debt service requirements for the foreseeable future.

YEAR 2000 ISSUES

     The Company is evaluating the potential impact of the nearly universal practice in the computer industry of using two digits rather than four to designate the calendar year, leading to incorrect results when computer software performs arithmetic operations, comparisons or date field sorting involving years later than 1999. Management believes that in light of the limited nature of the computer software used by the Company and the limited scope of its electronic interaction with other entities, issues relating to modification or replacement of existing systems will not have a material effect on the operations or financial condition of the Company. Although the Company is not aware of any circumstances in which the failure of a supplier or customer to deal successfully with such issues would have a material impact, there can be no assurance that such will be the case.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,100,000 shares of Common Stock offered hereby, after deducting underwriting commissions and estimated expenses of the Offering, are estimated to be $5.5 million, assuming an offering price of $6.00 per share. From the net proceeds, as set forth below in tabular format and in order of priority of use, the Company intends first to repay in full the principal and accrued interest with respect to a promissory note in the principal amount of $960,000, executed by Wellhead in favor of Gay
A. Roane and due in full on or before January 1, 2003. See notes to Financial Statements of Wellhead. The principal amount bears interest at the rate of eight percent per annum. The Company next intends to retire current indebtedness in the outstanding amounts of approximately $120,000 and $100,000 under a $150,000 Commercial Revolving Note due June 19, 2000 and $125,000 Commercial Draw Note due June 19, 1998, respectively, each dated June 19, 1997, made by Flare King in favor of Midland American Bank, Midland, Texas. As an accommodation to Flare King, Wallace C. Sparkman, formerly an executive officer and a significant shareholder of Flare King, acted as co-maker in both instances. These obligations accrue interest at an annual rate of 2.75% over the prime rate published in THE WALL STREET JOURNAL (8.5% at December 31, 1997). It is anticipated that approximately $200,000 of the remaining net proceeds will be used to finance an expansion of the Company's sales and marketing activities, approximately $750,000 will be used to expand inventory, approximately $500,000 will be used to expand the compressor fleet and approximately $50,000 will be used to fund research and development with respect to flare systems and compression units. Although the Company is not currently involved in negotiations with respect to, and has no agreement or understanding regarding, any future acquisitions, the Company intends to use approximately $2,000,000 to fund the cash portion of future acquisitions, which the Company anticipates will be in the oil and gas services industry. The remainder will be used for working capital and other general corporate purposes.

     The following table sets forth in tabular format and in order of priority of use the amount in dollars and, as a percentage of total net offering proceeds, each intended use of the proceeds.

                                                         PERCENTAGE OF
                 USE                    DOLLAR AMOUNT    TOTAL PROCEEDS
-------------------------------------   -------------    --------------
Payment of Roane note................    $   960,000           17.5%
Payment of Midland American Bank
  notes..............................        220,000            4.0%
Expansion of sales and marketing
  activities.........................        200,000            3.6%
Expansion of inventory...............        750,000           13.6%
Compression fleet capital
  expenditures.......................        500,000            9.1%
Research and development for flare
  systems and compression units......         50,000            0.9%
Future acquisitions..................      2,000,000           36.4%
Working capital and general corporate
  purposes...........................        820,000           14.9%
                                        -------------    --------------
Total................................    $ 5,500,000          100.0%


     No specific amounts for such working capital and general corporate purposes have been allocated and the Company reserves the right to change the allocations set forth above or to allocate funds received in the Offering for other purposes upon determination by the Board of Directors of the Company that such reallocation would be in the best interest of the Company. Pending such uses, the net proceeds will be invested in investment-grade, short-term, interest-bearing instruments.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization as of September 30, 1997 (i) of the Company on a pro forma combined basis giving effect to the Reorganization, and (ii) of the Company on such a pro forma combined basis, as adjusted to give effect to the Offering and the application of a portion of the estimated net proceeds therefrom as described in "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the notes thereto and the historical Financial Statements of the Company and the individual Founding Companies and the notes thereto included elsewhere in this Prospectus.

                                             SEPTEMBER 30, 1997
                                        ----------------------------
                                                        PRO FORMA
                                        PRO FORMA       COMBINED,
                                         COMBINED      AS ADJUSTED
                                        ----------    --------------
                                               (IN THOUSANDS)
Current maturities of long-term
debt(1)..............................     $  856         $    649
                                        ==========    ==============
Long-term obligations, less current
maturities(1)........................     $1,330         $    357
Preferred stock, $0.01 par value,
  5,000,000 shares authorized, none
  issued.............................
Common stock, $0.01 par value,
  25,000,000 shares authorized,
  3,118,750 shares and 4,218,750
  shares issued and outstanding,
  respectively.......................         31               42
Additional paid-in capital...........      3,123            8,591
Retained earnings....................      1,120            1,120
                                        ----------    --------------
     Total stockholders' equity......      4,274            9,753
                                        ----------    --------------
          Total capitalization.......     $5,604         $ 10,110
                                        ==========    ==============

------------

(1) For a description of the Company's long-term debt, see notes to Unaudited Pro Forma Combined Financial Statements and notes to the historical Financial Statements of the individual Founding Companies included elsewhere herein.

                                DIVIDEND POLICY

     The Company is a newly organized corporation that has never paid dividends on its Common Stock. The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The payment of dividends in the future will depend upon the Company's earning levels, capital requirements, financial condition, credit and loan agreements and other factors deemed relevant by the Board of Directors. Certain subsidiaries of the Company are restricted under existing credit and loan agreements from paying dividends.

                                    DILUTION

     The pro forma combined net tangible book value of the Company at September 30, 1997 was approximately $1.8 million or $0.57 per share of Common Stock. Net tangible book value per share before the Offering represents the amount of the Company's stockholders' equity, less intangible assets, divided by 3,118,750 shares of Common Stock, the number of shares to be issued in the Reorganization. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering.

     After giving effect to the sale in the Offering of 1,100,000 shares of Common Stock, the deduction of underwriting commissions and estimated expenses of the Offering and the receipt and application of the estimated net proceeds therefrom of $5.5 million, the pro forma combined net tangible book value of the Company at September 30, 1997 would have been approximately $7.3 million or $1.72 per share. This represents an immediate increase in pro forma combined net tangible book value of $1.15 per share to existing stockholders and an immediate dilution in pro forma combined net tangible book value of $4.28 per share to purchasers of Common Stock in the Offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price
per share............................             $    6.00
     Pro forma combined net tangible
      book value per share before the
      Offering.......................  $    0.57
     Increase in pro forma combined
      net tangible book value per
      share attributable to new
      investors......................       1.15
                                       ---------
Pro forma combined net tangible book
  value per share after the
  Offering...........................                  1.72
                                                  ---------
Dilution per share to new
  investors..........................             $    4.28
                                                  =========
Dilution as a percentage of the
  assumed initial public offering
  price..............................                    71%
                                                  =========


     The following table sets forth, on a pro forma combined basis to give effect to the Reorganization at September 30, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of Common Stock from the Company in the Offering, before deducting underwriting commissions and estimated Offering and Reorganization expenses:

                                         SHARES PURCHASED            CONSIDERATION
                                       ---------------------   -------------------------    AVERAGE PRICE
                                         NUMBER      PERCENT       AMOUNT        PERCENT      PER SHARE
                                       -----------   -------   --------------    -------    -------------
Existing stockholders................    3,118,750     73.9    $    4,274,000(1)   39.3         $1.37
New investors........................    1,100,000     26.1         6,600,000      60.7         $6.00
                                       -----------   -------   --------------    -------
     Total...........................    4,218,750    100.0    $   10,874,000     100.0
                                       ===========   =======   ==============    =======

------------

(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Company and the Founding Companies after the Reorganization, but before the Offering.

                                  THE COMPANY

THE INDUSTRY

     Based on its operating familiarity with the industry, management believes that several large, well capitalized companies account for the majority of the market. A large number of small privately held companies operating in a single or limited number of locations make up the remainder of the market. The Company believes there is a significant opportunity for a well capitalized regional company to provide remanufacturing of used equipment to the industry together with new systems and equipment. The fragmented nature of the industry, particularly of the remanufacturing aspect, should provide the Company with significant opportunities to expand both through internally generated growth and acquisitions.

     The Company believes that the fundamental force driving the demand for equipment used in the oil and gas specialty service industry, including the products and services offered by the Company, is the growing consumption of natural gas. As more gas is consumed, the demand for such products and services increases. Demand for such equipment and services is thus expected to continue to rise as a result of (i) the increasing demand for energy, both domestically and abroad; (ii) environmental considerations which provide strong incentives to use natural gas in place of other carbon fuels; (iii) implementation of international environmental and conservation laws for conservation of natural gas; (iv) the aging of producing natural gas reserves worldwide; and (v) the extensive supply of as yet undeveloped natural gas reserves. As producing natural gas reserves are depleted, demand for remanufacture of wellhead equipment and for gas compression facilities increases. Development of as yet undeveloped natural gas reserves adds to the supply of used wellhead equipment as such reserves are produced and maintains if not increases demand for gas compression facilities. The Company believes that it is especially well positioned through its remanufacturing, gas compression and flare system activities to take advantage of the aging of reserves and the development of new reserves.

     The products and services required by the oil and gas specialty service industry typically must be highly engineered to meet demanding and unique customer specifications. The fundamental nature of such products and services has, however, been stable and not subject to rapid technological change. It is often therefore more efficient and less costly to remanufacture existing equipment.

THE BUSINESS

     Simultaneously with the closing of the Offering, the Company will cause the Reorganization to be effected, pursuant to which the Founding Companies will be acquired, thereby creating a regional company providing a range of specialty energy industry services and products. The Reorganization is being effected primarily in response to increased demand in the natural gas exploration, production, processing, transmission and user markets. The Company is involved in the sale and service of (i) remanufactured wellhead equipment and other specialized production equipment, (ii) natural gas flare stacks and ignition systems and (iii) natural gas compressors. Wellhead has manufacturing facilities located in Houston, Midland and Robstown, Texas and Shreveport and Lafayette, Louisiana, where it remanufactures and services used oilfield wellhead equipment and other specialized production equipment. Flare King has a manufacturing facility located in Midland, Texas, where it designs and manufactures natural gas flare stacks and ignition systems for use in oilfield, refinery, and petrochemical plant applications. Hi-Tech has a facility located in Midland, Texas, where it assembles natural gas compressor units. See " -- The Wellhead Business," " -- The Flare Business," " -- The Compression Business" and the historical Financial Statements of the individual Founding Companies included herein.

     The Founding Companies currently provide their products and services largely to a customer base of approximately 440 companies, out of a potential 20,400 independent oil and gas exploration and production companies operating in Louisiana, Texas, New Mexico, Oklahoma, Colorado and Wyoming. The Company believes that because such independent producers are actively buying fields from the major companies, the market for the Company's products and services will continue to expand.

     The Company is a Texas corporation organized on October 20, 1997 with Alvin
H. Dueitt as its sole shareholder pending the Reorganization. Its principal executive offices are located at 615 Upper North Broadway, Suite 950, Corpus Christi, Texas 78477. Its telephone number is (512) 882-3536.

OPERATING PHILOSOPHY AND GROWTH STRATEGIES

     The Company's operating philosophy is to maximize profit while preserving the integrity of shareholders' equity. Management believes that this can be achieved by implementing the following growth strategies:

     ACCELERATING INTERNAL GROWTH. The Company believes that following the Reorganization and the Offering and in conjunction with implementation of its acquisition plans, acceleration of internal growth can be initiated by combining its existing separate marketing efforts and establishing a regional sales and marketing program to increase its business opportunities. The Company also believes that it can accelerate internal growth by more actively pursuing international sales. Although it has on occasion made international sales in the past, it has lacked the financial resources to pursue such sales aggressively before the Offering.

     CAPITALIZING ON NEW CORPORATE STRUCTURE. Centralization of purchasing operations should increase the Company's ability to negotiate more favorable terms with respect to insurance and financing than were available to the Founding Companies as independent operations. Management further believes that there will be opportunities to eliminate redundant facilities and equipment through coordination of subsequently acquired operations and to benefit from cross-marketing and increased equipment utilization.

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue an aggressive acquisition strategy to enhance its position in its current markets and to acquire operations in new markets by expanding into new geographic areas. The Company is actively seeking to acquire well established manufacturing and service operations that either broaden the range of services provided by the Company in its existing markets or expand the geographic scope of the Company's current operations. The Company is not currently involved in negotiations with respect to, and has no agreements or understandings with respect to any potential acquisitions.

THE WELLHEAD BUSINESS

     The production of oil and gas requires the support of specialized production equipment and engineering services, particularly as production operations have expanded into ever more remote and inhospitable locations. Growth in the market for wellhead equipment is primarily related to the price of oil and gas, although the market for remanufactured wellhead and other specialized production equipment can remain strong in a price downturn as producers maintain already operating wells as efficiently as possible.

     Wellhead was formed in 1990 to remanufacture wellhead equipment. In June 1994, Wellhead acquired WRI, Inc. with facilities in Robstown, Houston and Midland, Texas and Lafayette, Louisiana, expanding its geographical area and its customer base. In 1996 Wellhead also opened a facility in Shreveport, Louisiana.

     Wellhead manufactures, supplies, repairs, installs, maintains and refurbishes pressure control equipment used at the wellhead in the drilling for and production and transmission of oil and gas, both onshore and offshore. The primary products include wellheads, gate valves, ball valves, drilling spools and manifolds. The equipment is manufactured or remanufactured in a variety of sizes and to various specifications with working pressure ratings up to 20,000 pounds per square inch. Wellhead equipment is designed to support the casing and production pipe on a completed well and includes casing head housings, casing heads, casing spools, tubing heads and casing and tubing hangers. Valves of different sizes and design are assembled with other components into a device known as the "Christmas Tree," which is mounted on the wellhead equipment and is used to control pressure and the flow of oil and gas from a producing well. Most Christmas Trees are custom designed to meet individual customer requirements.

     A substantial portion of Wellhead's oilfield equipment business is conducted through surplus wellhead equipment management programs. Under these programs, Wellhead collects out-of-service equipment at the customer's wellhead or accepts delivery of a customer's equipment at one of its locations. Such equipment is inspected by Wellhead upon its receipt and, before being inventoried, is classified according to its condition and degree of obsolescence. If deemed salvageable, the equipment is cleaned and disassembled. Components are either replaced or repaired. The equipment is then remachined on Wellhead's lathes, boring mills, radial drills, milling machines and grinding machines to new equipment standards. Substantially all remanufacturing is done in accordance with American Petroleum Institute ("API") specifications.

     Reconditioned equipment may thereafter be reemployed by the customer in accordance with its requirements. The customer is charged for this reconditioning service based on an established price schedule, in addition to any charges incurred for receiving, inspecting and classifying the equipment. In certain cases, Wellhead may also purchase the customer's used equipment for resale to other customers. The resale price of the equipment is typically based upon a percentage of the current list price for new equipment. The payment for the customer's equipment is occasionally in the form of a merchandise credit to be applied toward a future purchase by that customer. Although Wellhead does not expressly warrant reconditioned equipment, Wellhead does work with its customers to correct or resolve any complaints or other issues raised by a customer.

     In addition to remanufacturing the equipment of its customers, Wellhead also purchases used equipment for its own account from various sources, which it then remanufactures for resale. Using remanufactured or reconditioned equipment allows the customer to lower initial drillwell capital costs, which significantly improves overall exploration and production project economics and reduces oil and gas product price sensitivity.

     The sales and service locations of Wellhead act, in part, as clearing houses for oilfield operators. If an operator at a particular location requires a unique component held by Wellhead for another customer, Wellhead will contact the customer and effect a purchase or exchange for the required equipment and resell such equipment to the customer requiring it. Wellhead maintains a computerized inventory system which allows it to determine if requested equipment is available at any of its locations at the time requested.

     Of Wellhead's total sales of wellhead equipment, sales of remanufactured and refurbished wellhead equipment account for approximately 50%. Sales of new wellhead equipment account for approximately 25%, and service renewals, transportation and rentals account for the remainder. Wellhead generally achieves a higher margin on sales of refurbished equipment but anticipates that sales of new equipment will increase over time as a percentage of the whole.

     Wellhead had sales to five customers that represented 19% of total Wellhead revenue for the year ended December 31, 1996. No single customer accounted for over 10%, and the identity of customers varies from year to year, but loss of a group of customers accounting for such a portion of the business could have a material adverse impact on the business.

THE FLARE BUSINESS

     The drilling for and production of oil and gas results in certain gaseous hydrocarbon byproducts that generally must be burned off at the source. Although flares and flare systems of some sort have been part of the oilfield and petrochemical environment for many years, increasing regulation of emissions have resulted in a significant increase in demand for flare systems of increasingly complex design meeting the strictest environmental regulations. Growth is primarily related, as is the case for most industries connected with oil and gas, to the price of oil and gas.

     Flare King was acquired by its current owners in 1993. Flare King designs, manufactures, installs and services flare stacks and related ignition and control devices for onshore and offshore burning of gas compounds such as H2S, CO2, natural gas and LPGs. Flare King produces two ignition systems for varied applications: (a) a standing jet-like pipe for minimal fuel consumption, with a patented electronic igniter; and (b) an electronic sparked ignition system. Flare tips are available in carbon steel as well as many grades of stainless steel alloys and the stacks can be free standing, guyed, or trailer mounted. The flare stack and ignition systems are designed to use a smokeless state-of-the-art design for reduced emissions which meet or exceed government regulated clean air standards. The Flare King product line includes solar-powered flare ignition systems and thermocouple control systems designed to detect the loss of combustion in the product stream and reignite the product stream. These products contain specially-designed combustion tips and utilize pilot flow Venturi tubes to maximize the efficient burning of waste gas with a minimal use of pilot or assist gas, thereby minimizing the impact on the environment of the residual output. Increased emphasis on "clean air" and industry emissions has had a positive effect on the flare industry. Flare King's broad energy industry experience has allowed it to work closely with its customers to seek cost-effective solutions to their flare requirements.

     Flare King had sales to five customers that represented 38% of total Flare King revenue for the year ended December 31, 1996. No single customer accounted for over 10% and the identity of customers varies from year to year, but loss of a group of customers accounting for such a portion of the business of Flare King could have a material adverse impact on its business.

THE COMPRESSION BUSINESS

     Natural gas compressors are used in a number of applications intended to enhance the productivity of oil and gas wells, gas transportation lines and processing plants. Compression equipment is required to boost the well's production to economically viable levels and allow gas to be brought to market. As gas is transported through a pipeline, compression equipment is applied to allow the gas to continue to flow in the pipeline to its destination. Additionally, compressors re-inject associated gas to artificially lift liquid hydrocarbons which increases the rate of crude oil production from oil and gas wells.

     Changing well and pipeline pressures and conditions over the life of a well often require producers to reconfigure their compressor units to optimize the well production or pipeline efficiency. Because the equipment is highly technical, a highly trained staff of field service personnel, a substantial parts inventory and a diversified fleet of natural gas compressors are often necessary to perform such functions in the most economic manner. It is not, however, reasonably efficient or even, in many cases, economically possible for independent natural gas producers to maintain such capabilities individually. Also, certain major domestic oil companies, in order to streamline their operations and reduce their capital expenditures and other costs, have sold certain domestic energy reserves to independent energy producers and have outsourced many facets of their operations. Such initiatives, in the opinion of Hi-Tech, are likely to contribute to increased rental of compressor equipment. For that reason, Hi-Tech, which initially concentrated on selling gas compression units to its customers, has created its own compressor-rental fleet to take advantage of the rental market.

     Hi-Tech was formed in 1994 to take advantage of the concept of packaging a rotary screw compressor, making available lower cost compression for marginal wells. Hi-Tech provides its customers with a full range of compressor rental, maintenance and contract compression services. As of December, 1997, Hi-Tech's gas compressor fleet consisted of nine units, ranging from 20 to 80 horsepower and had under construction eight additional rental units at 80 horsepower. The size, type and geographic diversity of this rental fleet enables Hi-Tech to provide its customers with a range of compression units that can serve a wide variety of applications, and to select the correct equipment for the job, rather than trying to "fit" the job to its fleet of equipment. Hi-Tech bases its gas compressor rental rates on several factors, including the cost and size of the equipment, the type and complexity of service desired by the customer, the length of contract, and the inclusion of any other services desired, such as installation, transportation and daily operation.

     Although natural gas compressors generally do not suffer significant technological obsolescence, they do require routine maintenance and periodic refurbishing to prolong their useful life. Routine maintenance includes alignment, compression checks, and other parametric checks which indicate a change in the condition of the equipment. In addition, oil and wear-particle analysis is performed on all units prior to their redeployment at specific compression rental jobs. Overhauls are done on a condition-based interval instead of a time-based schedule. In Hi-Tech's experience, these rigorous procedures maximize component life and unit availability and minimize downtime.

     Hi-Tech also fabricates natural gas compressors for its customers, designing compressors to meet the unique specifications dictated by the well pressure, production characteristics and the particular applications for which compression is sought. In general, units to be sold to third parties are assembled according to customer specification and sold on a turnkey basis. In order to meet the ongoing needs of its customers, Hi-Tech offers a variety of services, including: (i) engineering, fabrication and assembly of the compressor unit; (ii) installation and testing of the units; (iii) ongoing performance review to assess the need for a change in compression; and (iv) periodic maintenance and replacement parts supply.

     San Juan Compression, L.L.C. and Marathon Oil Company accounted for 31% and 25%, respectively, of total Hi-Tech revenue for the year ended December 31, 1996. San Juan Compression, L.L.C. purchases compressor units from Hi-Tech (under the name "Rotary Gas Systems") pursuant to an Exclusive Sales

Agreement that grants San Juan Compression, L.L.C. the exclusive right to market Rotary Gas Systems compressor units in the Farmington, New Mexico area as long as it purchases a specified number of units per year. The Exclusive Sales Agreement currently continues in effect. No ongoing purchase contract or other ageement exists between Hi-Tech and Marathon Oil Company. Loss of either such customer could have a material adverse impact on the business of Hi-Tech.

SALES AND MARKETING

     GENERAL. The Company conducts its operations from each of its locations. Each location, with the exception of the executive offices, maintains inventory for local customer requirements, trained service technicians, and machine shop capabilities to provide quick delivery and service for its customers. The Company's sales force also operates out of each location and focuses on communication with its customers and potential customers through frequent direct contact, technical assistance, print literature, and direct mail, as well as through "word of mouth" referrals.

     Additionally, the Company's personnel coordinate with each other to develop relationships with customers who operate in multiple regions. The sales personnel of the Company maintain intensive contact with the Company's operations personnel in order to promptly respond to and satisfy customer needs. The Company's overall sales efforts concentrate on demonstrating the Company's commitment to enhancing the customer's cash flow through superior product design, fabrication, manufacturing, installation, customer service and aftermarket support.

     WELLHEAD EQUIPMENT SEGMENT. The Company has eleven salesmen in the wellhead equipment segment. The wellhead equipment marketing program emphasizes providing complete supply chain management of wellhead equipment requirements for its customers. This program includes repair of customer equipment, sale of remanufactured equipment, sale of new equipment, and a distribution network of machine shop locations and sales offices to provide prompt local service and support.

     FLARE SYSTEMS SEGMENT. The Company employs one salesman in the flare systems segment. The marketing program emphasizes the Company's ability to design, manufacture, install and service flares with the latest technology.

     COMPRESSION SEGMENT. The Company employs one salesman in the compression segment. The compression marketing program emphasizes the ability of the Company to design and fabricate gas compressor units in accordance with the customer's unique specifications and to provide all necessary service for such units.

COMPETITION

     GENERAL. Over the past several years, there has been severe price competition in the oil and gas industry which has continued to have a substantial impact on profit margins of specialty service providers. Although the Company has experienced improved profit margins in the last two years, no assurance can be given that such trend will continue.

     WELLHEAD EQUIPMENT SEGMENT. Oilfield equipment, both new and used, is sold by many manufacturers, distributors and dealers, some of which have substantially greater resources than the Company. The Company estimates that it has five major competitors in the wellhead equipment segment, but does not have sufficient information to determine its competitive position within that group. The Company believes, however, that relatively few competitors offer programs involving maintenance, reconditioning, storage, distribution, and management of equipment such as those offered by the Company. In offering its programs, the Company emphasizes its ability to provide reconditioned oilfield equipment at favorable prices while at the same time performing services which the customer would otherwise have to perform or have performed at substantial cost and inconvenience. The Company's management believes that it has a distinct competitive advantage against many of these companies because remanufactured wellhead equipment reduces the operating costs of oil and gas operators and thus increases their profit margins.

     FLARE SYSTEMS SEGMENT. The flare business is also highly competitive. Flare King estimates that it has six major competitors in the flare systems segment, but does not have sufficient information to determine its competitive position within that group. Flare King's responsive, experienced staff have enabled it to develop a strong customer base. Flare King's commitment to product quality and service are reflected in repeat business with its customers.

     COMPRESSION SEGMENT. The natural gas compression and power services business is highly competitive. Overall, the Company experiences considerable competition from companies with significantly greater financial resources and, on a regional basis, from several smaller companies which compete directly with the Company. The Company estimates that it has six major competitors in the natural gas compression segment, but does not have sufficient information to determine its competitive position within that group. The Company believes that it competes effectively on the basis of price, customer service, including the ability to place personnel in remote locations, flexibility in meeting customer needs and quality and reliability of its compressors and related services.

     Compressor industry participants can achieve significant advantages through increased size and geographic breadth. As the number of rental units in the Company's rental fleet increases, the number of sales, engineering, administrative and maintenance personnel required and the minimum level of inventory required to be maintained do not increase commensurately. As a result of economies of scale, the Company, with a growing rental fleet, has relatively lower operating costs and higher margins than smaller companies. These benefits are expected to increase as the Company implements its acquisition strategy.

     The Company also fabricates natural gas compressors in competition with other fabricators of compressor units. The compressor fabrication business is dominated by a few major competitors, several of which also compete with the Company in the compressor rental business.

PROPERTIES

     The Company leases its 1,227 square-foot executive offices in Corpus Christi, Texas on a month-to-month basis. The Company also operates the six facilities described below for its combined operations. All of these facilities are leased. All of the facilities, with the exception of the executive office located in Corpus Christi, Texas, are used principally for operations, testing, warehousing and storage, general and administrative functions, and training.

     Wellhead leases (i) a 14,660 square-foot facility in Houston, Texas; (ii) a 10,000 square-foot facility in Robstown, Texas; (iii) a 4,800 square-foot facility in Midland, Texas; (iv) a 5,000 square-foot facility in Shreveport, Louisiana; and (v) a 9,950 square-foot facility in Lafayette, Louisiana. Together, all of the Wellhead locations provide over 40,000 square-feet of metal machine shop space fully equipped with all machinery necessary to manufacture and refurbish all wellhead components on site. The Houston and Midland, Texas locations are rented pursuant to month-to-month arrangements and are subject to termination on short notice. The Company believes that it could readily obtain substantially similar facilities within the same area at similar rates if any such termination were to occur and that the expense associated with obtaining and moving operations to any such facility would not be material. The four leases are for varying terms, and the Company does not anticipate any difficulty in renewing such leases on substantially similar terms.

     Flare King and Hi-Tech share a leased 24,645 square foot facility in Midland, Texas. This facility provides Flare King and Hi-Tech with sufficient space to manufacture, test and assemble their equipment on site.

     The aggregate expense for the facilities leased by the Founding Companies was approximately $227,000 during 1996. The Company's current facilities are anticipated to provide the Company with sufficient space and capacity for at least the next three years and thus there are no current plans to open new locations, unless they are acquired as a result of any future acquisitions. The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs.

LIABILITY AND OTHER INSURANCE COVERAGE

     The Company's equipment and services are provided to operations that are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills. The Company maintains liability insurance that it believes to be customary in the industry against these hazards, and losses from such hazards have not historically exceeded its insurance coverage. The Company also maintains insurance with respect to its facilities. Although management believes that the Company's insurance coverage is adequate and comparable to that generally carried in the wellhead manufacturing, flare systems and gas compression industry segments, there can be no assurance given that such insurance will be sufficient to cover the Company's liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If the Company were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if the Company were to incur such liability at a time when it is not able to obtain liability insurance, its business, results of operations and financial condition could be materially adversely affected. See "Risk Factors -- Operating Risks and Insurance."

GOVERNMENT REGULATION

     The Company is subject to numerous federal, state, local laws and regulations relating to the storage, handling, emission and discharge of materials into the environment, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Water Act, the Clean Air Act and the Resource Conservation and Recovery Act. As a result of its fabrication and refurbishing operations, the Company generates or manages hazardous wastes, such as solvents, thinner, waste paint, waste oil, washdown wastes, and sandblast material. Although the Company attempts to identify and address contamination before acquiring properties, and although the Company attempts to utilize generally accepted operating and disposal practices, hydrocarbons or other wastes may have been disposed of or released on or under properties owned, leased, or operated by the Company or on or under other locations where such wastes have been taken for disposal. These properties and the wastes disposed thereon may be subject to federal or state environmental laws that could require the Company to remove the wastes or remediate sites where they have been released.

     The Company believes that its existing environmental control procedures are adequate and it has no current plans for substantial operating or capital expenditures relating to environmental control requirements. The Company believes that it is in substantial compliance with environment laws and regulations and that the phasing in of emission controls and other known regulatory requirements at the rate currently contemplated by such laws and regulations will not have a material adverse affect on the Company's financial condition or operational results. Some risk of environmental liability and other costs are inherent in the nature of the Company's business, however, and there can be no assurance that environmental costs will not rise. Moreover, it is possible that future developments, such as increasingly strict requirements and environmental laws and enforcement policies thereunder, could lead to material costs of environmental compliance by the Company. While the Company may be able to pass on the additional cost of complying with such laws to its customers, there can be no assurance that attempts to do so will be successful.

RESEARCH AND DEVELOPMENT

     The Company engages in a continuing effort to improve its compressor and flare operations. Research and development activities in this regard include new and existing product development testing and analysis, process and equipment development and testing and product performance improvement. The Company continues to develop low emission compressor and engine technology. The Company also focuses its activities on reducing overall costs to the customer, which includes both the initial capital cost for equipment and the operating costs associated with such equipment, including energy consumption, maintenance cost and environmental emissions. Research and development expenditures for 1996 were, however, not material and the Company did not have a specific amount budgeted for research and development in 1997 but anticipates that it will expend approximately $50,000 in 1998.

BACKLOG

     The Company's wellhead operations currently have no backlog. With respect to its compressor operations, the Company had a backlog of approximately $425,000 as of September 30, 1997 as compared to approximately $500,000 as of the same period in 1996 and approximately $172,000 as of the same period in 1995. With respect to its flare system operations, the Company had a backlog of approximately $52,000 at September 30, 1997 as compared to approximately $129,000 as of the same period in 1996 and approximately $31,000 at the same period in 1995. Backlog consists of firm customer orders for which a purchase order has been received, satisfactory credit or financing arrangements exist and delivery is scheduled.

PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

     The Company believes that the success of its business depends more on the technical competence, creativity and marketing abilities of its employees than on any individual patent, trademark or copyright. Nevertheless, as part of its ongoing research, development and manufacturing activities, the Company has a policy of seeking patents when appropriate on inventions concerning new products and product improvements. The Company currently owns two United States patents covering certain flare system technologies, which expire on May 2, 2009 and December 11, 2010, respectively. The Company does not own any foreign patents. Although the Company continues to use the patented technology and considers it useful in certain applications, the Company does not consider these patents to be material to its business as a whole.

     The Company also relies on trade secret protection for its confidential and proprietary information and enters into confidentiality agreements with its key employees. There can be no assurance, however, that others will not independently obtain similar information or otherwise gain access to the Company's trade secrets.

SUPPLIES AND RAW MATERIALS

     With respect to its compressor and flare system operations, the principal raw materials used by the Company are cast and forged iron and steel. Such materials are generally available from a number of suppliers, and accordingly, the Company is not dependent on any particular supplier. The Company currently does not have long term contracts with its suppliers of raw materials, but believes its sources of raw materials are reliable and adequate for its needs. The Company has not experienced any significant supply problems in its operations and does not anticipate any significant supply problems in the foreseeable future.

     With respect to its wellhead operations, the Company acquires used wellhead equipment. Such equipment is generally available from its customers, salvage yards, and other remanufacturers of wellhead equipment. The Company is not dependent on any particular source for its used wellhead equipment. The Company has not experienced any significant supply problems in its operations and does not anticipate any significant supply problems in the foreseeable future.

EMPLOYEES

     As of September 30, 1997, the Company had 83 employees, of which 15 are employed in administration, 13 in sales and marketing, 43 in technical capacities and 12 in field services. No employees are represented by labor unions and the Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

     From time to time the Company has been and expects to continue to be subject to various legal proceedings, all of which are of an ordinary or routine nature and incidental to the operations of the Company. Such proceedings have not in the past had a material impact on the Company's results of operations or financial condition. In the opinion of the Company's management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition. There can, however, be no assurance that legal proceedings and actions will not in the future have a material impact on such results or condition.

                               THE REORGANIZATION

     Simultaneously with and as a condition to the closing of the Offering, the Company will issue to the holders of the outstanding equity securities of the Founding Companies shares of its Common Stock in exchange for the ownership interests of such holders in such companies. In connection with the Reorganization, the equityholders of Wellhead (other than Hi-Tech, which will not exchange the 1500 shares of Wellhead owned by it) will receive 5.068638 shares of Common Stock of the Company for each share of Wellhead held by them for an aggregate of 2,659,175 shares of Common Stock of the Company, the equityholders of Flare King will receive an average of 2.730393 shares of Common Stock of the Company for each share of Flare King held by them for an aggregate of 304,316 shares of Common Stock of the Company and the equityholder of Hi-Tech (other than Flare King, which will not exchange the 50% membership interest held by it) will receive 3,105.18 shares of Common Stock of the Company for each one percent of membership interest in Hi-Tech held by them for an aggregate of 155,259 shares of Common Stock of the Company. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will not recognize any gain or loss in the Reorganization or the Offering. Based on
Section 351 of the Code and Internal Revenue Service regulations thereunder and interpretations thereof, it is anticipated that equityholders of Wellhead, Hi-Tech, and Flare King will not recognize gain or loss in the Reorganization. Immediately following the Reorganization, Flare King will distribute its membership interest in Hi-Tech to the Company, Hi-Tech will distribute its shares of Wellhead to the Company and each of the Founding Companies will be a wholly owned subsidiary of the Company.

     The following table sets forth the consideration to be paid by the Company for each of the Founding Companies:

                                            SHARES OF
                                           COMMON STOCK
                                           ------------
Wellhead................................     2,659,175
Flare King..............................       304,316
Hi-Tech.................................       155,259
                                           ------------
Total...................................     3,118,750
                                           ============


     Thus, holders of Wellhead stock before the Reorganization will receive 85% of the voting stock of the combined Company without giving effect to the shares issued pursuant to the Offering and 65% giving effect to the issuance of shares pursuant to the Offering. In connection with the Reorganization, and as consideration for their interests in the Founding Companies, certain officers and directors of the Company will receive shares of Common Stock of the Company determined on the same basis as the other equityholders of the Founding Companies as follows:

                                            SHARES OF
                  NAME                     COMMON STOCK
----------------------------------------   ------------
Wallace O. Sellers......................      472,227(1)
Alvin H. Dueitt.........................      650,185
Martin L. Tomlin........................      642,582
Earl R. Wait............................        5,068

------------

(1) Includes 90,112 shares to be received by Naudain Ives Sellers, Mr. Sellers' spouse.

     The consummation of the Reorganization is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Reorganization of the representations and warranties with respect to the Founding Companies, the performance by the parties thereto of all covenants included in the agreement relating to the Reorganization, the receipt of certain consents of third parties and the absence of a material adverse change in the results of the operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions to the closing of the Reorganization will be satisfied or waived or that the reorganization agreement will not be terminated prior to consummation. If the Reorganization is terminated for any reason, the Company does not intend to consummate the Offering.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers and those persons who will become executive officers in connection with the Offering:

                  NAME                     AGE                                 POSITION
----------------------------------------   ---   ---------------------------------------------------------------------
Wallace O. Sellers......................   68    Director and Chairman of the Board of Directors
Alvin H. Dueitt.........................   42    Director and President and Chief Operating Officer of the Company and
                                                 President of Wellhead
Burnace J. Boles, Jr....................   52    Vice President of the Company and President of Flare King
Earl R. Wait............................   54    Chief Accounting Officer and Secretary/Treasurer of the Company
Wayne L. Vinson.........................   39    President of Hi-Tech(1)
Martin L. Tomlin........................   47    Vice President of Wellhead(1)
J. Richard Espinosa.....................   53    Vice President of Wellhead(1)
Donald D. McAtee........................   47    Controller of Wellhead(1)
L. Melvin Cooper........................   44    Director
Charles K. Miller, Jr...................   40    Director
Francis M. Ricci........................   54    Director

------------

(1) Will have certain responsibilities and functions of an executive officer of the Company.

     The principal occupations and positions for the past five years of each of the person listed above are as follows:

     Wallace O. Sellers has served as a director and the Chairman of the Board of Directors of the Company since its organization on October 20, 1997. Since January 1, 1995, he has been retired, having served from November 1986 through December 1994 as President and Chief Executive Officer of Enhance Financial Services, Inc. ("Enhance"). Mr. Sellers is serving as Vice-Chairman of the Board and Chairman of the Executive Committee of Enhance and also serves as a director of Danielson Holding Corp. ("Danielson"). Enhance and Danielson are each reporting companies under the Securities Exchange Act of 1934.

     Alvin H. Dueitt has served as a director and the President of the Company since the Company's organization on October 20, 1997. Since April 1, 1990, he has been serving as President and Chief Executive Officer of Wellhead. Mr. Dueitt has more than 19 years of management experience in the energy service industry.

     Burnace J. Boles, Jr. has served as the Vice President of the Company since its organization on October 20, 1997. Since January 1, 1997, he has been serving as President of Flare King and from October 1, 1996 he served as Flare King's General Manager. Mr. Boles pursued other business interests from July 1996 through October 1996. From January 1995 through July 1996, he was West Area Manager - Midland Region for Burlington Resources. From March 1986 through December 1994, he was West Region Production Manager - Meridian Oil. Mr. Boles has more than 28 years of experience in the energy service industry.

     Earl R. Wait has served as the Chief Accounting Officer and
Secretary/Treasurer of the Company since its organization on October 20, 1997. He has served as Secretary/Treasurer of Wellhead since 1992, as Secretary/Treasurer of Flare King since April 1993 and as Assistant Secretary/Treasurer for Hi-Tech since June 1996. Mr. Wait is a certified public accountant and has more than 15 years of experience in the energy service industry.

     Wayne L. Vinson has served as the President of Hi-Tech since February, 1994. From January 1990 to June 1995, Mr. Vinson served as Vice President and since June 1995, he has served as President of Vinson Operating Company. Since 1992, he has served as Vice President of CNG Engines Co. Since 1988, he has served as President of A&W Petroleum Inc. From August 1985 through March 1997, he served as Vice

President of Production Meter and Testing, Inc. Despite the other business commitments of Mr. Vinson, he devotes substantially all of his time to the performance of his duties as President of Hi-Tech. Mr. Vinson has more than 13 years of experience in the energy service industry.

     Martin L. Tomlin has served as Vice President of Wellhead since April 1, 1990. Mr. Tomlin has more than 22 years of experience in the energy service industry.

     J. Richard Espinosa has served as Vice President of Wellhead since June 1994. From 1978 until their acquisition by Wellhead, Mr. Espinosa served as President and a director of WRI, Inc. and Wellhead Recycling, Inc. Mr. Espinosa has more than 25 years of experience in the energy service industry.

     Donald D. McAtee has served as Controller for Wellhead since June 1994. From July 1992 through June 1994, he served as Controller for WRI, Inc., which was acquired by Wellhead in June 1994. Mr. McAtee is a certified public accountant and has more than 19 years of experience in the energy service industry.

     L. Melvin Cooper has served as a director of the Company since its organization on October 20, 1997. Since August 1997 Mr. Cooper has acted as an independent financial consultant. From March 1997 through August 1997 Mr. Cooper served as President of ImmuDyne, Inc. and from February 1996 through March 1997 as its Senior Vice President, Secretary and Chief Financial Officer. Mr. Cooper was a partner in MCN Partners, an investment partnership, from June 1995 through February 1996. From May 1994 through June 1995 Mr. Cooper served as General Manager and Director of AquaNatural Company and from March 1993 through May 1994 as its Vice President, Secretary and Chief Financial Officer. Mr. Cooper served as Vice President and Chief Financial Officer of Southern Holdings Corp. from 1989 through March 1993. Mr. Cooper is a certified public accountant.

     Charles K. Miller, Jr. has served as a director of the Company since its organization on October 20, 1997. Mr. Miller has served as a director of Wellhead since 1995 and has served as the President and Chief Executive Officer of Miller Environmental Services, Inc. since 1983.

     Francis M. Ricci has served as a director of the Company since its organization on October 20, 1997. Since 1991, Mr. Ricci has served as Chairman and President of Precision Acquisitions, Inc., which provides corporate finance and management consulting services. Mr. Ricci is a certified public accountant and served in both client service and firm management capacities with Deloitte Haskins & Sells (now Deloitte & Touche LLP) for 22 years. Since November 1995 Mr. Ricci has acted as a corporate finance consultant to D.E. Frey & Company, Inc., the Underwriter.

     The Board of Directors has been divided into three classes of one, two and two directors with directors serving staggered three-year terms expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed those directors in the class whose term is expiring. With respect to the existing Board of Directors, the term of Mr. Miller will expire in 1998, the terms of Mr. Cooper and Mr. Ricci in 1999 and the terms of Mr. Dueitt and Mr. Sellers in 2000. All officers of the Company serve at the discretion of the Board of Directors.

     The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The members of the Audit Committee and the Compensation Committee will be Messrs. Cooper and Ricci and Messrs. Cooper and Miller, respectively.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $1,000 for attendance at each meeting of the Board of Directors and $1,000 for each committee meeting (unless held on the same day as a meeting of the Board of Directors). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. See also " -- 1997 Incentive Compensation Plan."

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned during the year ended December 31, 1996 by the president of Wellhead, who has also served as president of the Company since its organization in October 1997 and the other most highly compensated executive officer of the Founding Companies, each of whom will be an executive officer of the Company or a subsidiary thereof and whose annual salary and bonus for the year ended December 31, 1996 exceeded $100,000 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                    OTHER            ALL
NAME AND PRINCIPAL POSITION(S) WITH THE                             ANNUAL          OTHER
COMPANY(1)                                 SALARY      BONUS     COMPENSATION    COMPENSATION
----------------------------------------  ---------  ---------   ------------    ------------
Alvin H. Dueitt, President of the
  Company and President of Wellhead.....  $  77,770  $  91,268        (2)             (3)
J. Richard Espinosa, Vice President of
  Wellhead..............................     70,539     74,686        (2)             (3)

------------

(1) No executive officer of any of the individual Founding Companies received annual compensation in excess of $100,000 in 1995 or 1994.

(2) The Company provides an automobile to each of the named officers, the personal use of which is valued at an amount not exceeding 10% of such officer's annual compensation.

(3) The Company made contributions to its 401(k) plan of $2,906 and $2,761 for the accounts of Mr. Dueitt and Mr. Espinosa, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with Alvin H. Dueitt, Martin L. Tomlin and J. Richard Espinosa (the "Contracting Officers"). The Employment Agreements will be effective upon consummation of the Reorganization and the Offering. Each of the Employment Agreements will be for a period of three years commencing on the closing of the sale of Common Stock in the Offering and will provide for the payment of an initial base salary at an annual rate not less than $120,000, $77,000, and $70,000, respectively. The base salaries will be subject to adjustment upon recommendation of the Compensation Committee. The Employment Agreements provide for the payment of incentive compensation based on a percentage of consolidated profits of the Company for Mr. Dueitt and on a percentage of Wellhead profits for Messrs. Tomlin and Espinosa.

     The Employment Agreements contain certain confidentiality and noncompetition provisions and provide for the termination of the employment of a Contracting Officer on the grounds of (i) cause, i.e., willful breach or neglect of duty, willful violation of Company policies, refusal to obey reasonable direction, conviction of a felony or fraud, or inability to perform duties because of a legal impediment, (ii) disability, (iii) death or (iv) certain specified changes affecting the Contracting Officer's employment. The Employment Agreements also provide that if the Contracting Officer is terminated, the Contracting Officer will receive one lump-sum payment in an amount equal to three months' base salary (six months with respect to Mr. Dueitt).

     Burnace J. Boles, Jr. and Flare King are parties to an existing employment contract having a term of five years which expires in January of 2002. The agreement provides for annual compensation at a base rate of $40,000, subject to upward adjustment at the discretion of the Board of Directors of Flare King. In addition, Mr. Boles is entitled to receive an annual bonus based on a percentage of the earnings of Flare King before interest and taxes. Other terms are substantially the same as those described with respect to the Employment Agreements.

1997 INCENTIVE COMPENSATION PLAN

     In October 1997, the Board of Directors and the sole shareholder approved the Company's 1997 Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to provide employees, non-employee directors and consultants with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of (i) either incentive stock options or nonqualified stock options, (ii) stock appreciation rights, (iii) restricted or deferred stock, (iv) dividend equivalent rights and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon he value of the Common Stock.

     The Compensation Committee will administer the Plan, select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award may not exceed 411,000 shares. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. There have been no awards made under the Plan to date.

                              CERTAIN TRANSACTIONS

EXISTING MATTERS

     Wellhead will continue to lease certain of its facilities from J. Richard Espinosa, a Vice-President of Wellhead, pursuant to a Commercial Lease Agreement dated June 6, 1994. The lease provides for a total annual rent of approximately $60,000 with an initial five (5) year term commencing on June 1, 1994. Wellhead currently has the option to purchase the facilities for the sum of $274,000 and an amount as determined by a formula set forth in the purchase option relating to an addition built to the facilities. The exercise price as of October 1, 1997 was approximately $385,000. The lease was executed in connection with the acquisition of WRI, Inc.

     Wellhead has executed an Installment Note dated July 30, 1996 (the "Espinosa Note"), payable to the order of J. Richard Espinosa in the principal amount of $135,000, together with interest at the annual rate of 1 1/4% over the prime rate established from time to time by Texas Commerce Bank. This Note represents a refinancing of the note originally issued in connection with the acquisition of WRI, Inc. Principal payments of $5,625 plus accrued interest are due and payable in monthly installments with the first installment beginning on August 1, 1996, with remaining installments of principal plus accrued interest on the first day of each succeeding calendar month thereafter until the expiration of twenty-four (24) months. Wellhead has also, pursuant to a loan made by Mr. Espinosa to Wellhead, executed a Promissory Note dated January 1, 1998, payable to the order of Richard Espinosa in the approximate principal amount of $98,000, together with interest at the annual rate of 9%. The unpaid principal and accrued interest of the Promissory Note is due and payable in full on December 31, 1998.

     Wellhead has, pursuant to a loan made by Mr. Dueitt to Wellhead, executed a Promissory Note dated January 1, 1998, payable to the order of Alvin H. Dueitt in the approximate principal amount of $103,000, together with interest at the annual rate of 9%. The unpaid principal and accrued interest of the Promissory
Note is due and payable in full on December 31, 1998.

     Certain directors and officers of the Founding Companies have acted as guarantors or co-makers with respect to indebtedness previously incurred by the Founding Companies. Wallace C. Sparkman, who formerly held a significant equity interest in Wellhead and Flare King and served as an executive officer and director of each of the Founding Companies, retired as a director and officer of each of the Founding Companies effective October 22, 1997. Mr. Sparkman had previously (i) absolutely and unconditionally guaranteed all of the indebtedness of Wellhead under that $700,000 Loan Agreement (the "$700,000 Loan Agreement) dated January 16, 1997 with Community National Bank, Midland, Texas; (ii) absolutely and unconditionally guaranteed all of the indebtedness of Hi-Tech under (a) the $425,000 Loan Agreement (the "$425,000 Loan Agreement") dated October 1, 1996 with Norwest Bank Texas, Midland, N.A. ("Norwest Bank") and
(b) the $250,000 Loan Agreement (the "$250,000 Loan Agreement") dated May 1, 1997 with

Norwest Bank; (iii) signed as a co-maker along with Flare King (a) the $150,000 Commercial Revolving Note dated June 19, 1997 with Midland American Bank, Midland, Texas ("Midland Bank") and (b) the $125,000 Commercial Draw Note dated June 19, 1997 with Midland Bank (the Notes described in clause (iii)(a) and (iii)(b) being the "Midland Notes"); (iv) absolutely and unconditionally guaranteed Wellhead's payment of the Espinosa Note; and (v) unconditionally guaranteed Flare King's payment of a Promissory Note dated June 16, 1997, in the principal amount of $65,502, payable to Robert Chambers. The Midland Notes will be paid out of the net proceeds of the Offering (see "Use of Proceeds"), and Mr. Sparkman, as comaker of the Midland Notes, will have no further obligation under the Midland Notes. Although Mr. Sparkman has been instrumental in negotiating the Reorganization and the Offering and may therefore be considered a promoter of the Company, Mr. Sparkman has transferred all of his interests in Wellhead and Flare King to Diamente Investments, L.P., a Texas limited partnership in which Mr. Sparkman and his wife are the only general and limited partners (the "Partnership"). Mr. Sparkman will not receive any compensation in connection with the Reorganization or the Offering, but the Partnership will receive, along with and on the same basis as other equityholders of Wellhead and Flare King, shares of the Company in exchange for the shares it holds in Wellhead and Flare King. The Partnership has executed an irrevocable proxy in favor of the Chairman of the Board of Directors of the Company with respect to its shares of capital stock of the Company to be issued in the Reorganization. If a majority of the Board of Directors is made up of independent directors, the Chairman (or other authorized designee) will vote such shares in accordance with the direction of a majority of the directors in attendance at such meeting. If a majority of the Board of Directors is not made up of independent directors, the Chairman (or other authorized designee) will vote such shares in accordance with the direction of a majority of the independent directors in attendance at such meeting. By its terms, the proxy will expire at such time as the Partnership's ownership interest in the Company represents less than five percent of the Company's outstanding common stock. Mr. Sparkman will not continue any affiliation as an officer or director of the Founding Companies and will not be an officer or director of the Company. Until the consummation of the Reorganization and the Offering, he will remain an employee of the Company to assist with transitional matters. Thereafter, the Board of Directors intends to engage Mr. Sparkman as a consultant to the Company on transitional issues and otherwise project by project as deemed appropriate, including with respect to potential acquisitions. Mr. Sparkman has indicated that he will make himself available on such basis.

     Mr. Sparkman has executed a note in favor of Flare King in satisfaction and discharge of his obligations under a renewal and extension of that certain Variable Rate Revolving Line of Credit Note dated July 8, 1993. The note, in the outstanding principal amount of approximately $91,000, bears interest at the rate of 8.5% per annum and is due in full on January 21, 1999.

     Alvin H. Dueitt, a director and President of the Company and Chief Executive Officer of Wellhead, and Martin L. Tomlin, Vice President of Wellhead, have also absolutely and unconditionally guaranteed all of the indebtedness of Wellhead under the $700,000 Loan Agreement. Wayne L. Vinson, President of Hi-Tech, has also absolutely and unconditionally guaranteed all of the indebtedness of Hi-Tech under the $425,000 Loan Agreement and the $250,000 Loan Agreement.

     In connection with the Reorganization, and as consideration for their interests in the Founding Companies, certain officers and directors of the Company will receive shares of Common Stock of the Company. See
"Reorganization."

     Francis M. Ricci serves as a director of the Company and as a consultant to the Underwriter, to whom the Company has certain ongoing obligations. See "Underwriting."

COMPANY POLICY

     The Company believes that the terms of the transactions described in the preceding section were equivalent to those that could have been obtained from unaffiliated third parties and the Board of Directors has ratified such transactions. The Company's Bylaws provide that transactions with affiliated parties be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and that such transactions be on terms no less favorable than those that are deemed by the Board of Directors to be equivalent to those the Company could obtain from unaffiliated third parties. Of the five members of the Board of Directors, four are independent directors who are neither officers nor employees of the Company and do not have a material business or professional relationship with the Company except as directors and with respect to Mr. Sellers, who will receive shares of common stock of the Company in the Reorganization. The Company intends to nominate and recommend for election by the shareholders at each annual meeting of shareholders such number of independent directors as will ensure that the Board of Directors has at all times at least two independent members.

                       SECURITIES OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS

     The following table sets forth information as of the effective date of the Reorganization regarding the beneficial ownership of the Common Stock, after giving effect to the Reorganization and the Offering, by (i) each director, (ii) each named executive officer, (iii) all executive officers and directors as a group and (iv) each person known to be the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the outstanding shares of Common Stock. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         SHARES BENEFICIALLY
                                                OWNED
                                        AFTER REORGANIZATION
                                            AND OFFERING
                                       -----------------------
                                         NUMBER        PERCENT
                                       -----------     -------
Diamente Investments, L.P./Wallace C.
  and Patsy Sparkman(1)..............      745,276      17.67%
Alvin H. Dueitt......................      650,185      15.41%
Wallace O. Sellers(2)................      472,227      11.19%
Martin L. Tomlin.....................      642,582      15.23%
J. Richard Espinosa..................       64,321       1.52%
L. Melvin Cooper.....................
Charles K. Miller, Jr................
Francis M. Ricci.....................
All directors and executive officers
  as a group (11 persons)............    1,834,384      43.48%

------------

(1) The Partnership is a Texas limited partnership in which Wallace C. Sparkman and his spouse, Patsy Sparkman, are the only general and limited partners. The Partnership and the general partners have investment power with respect to the shares of the Company owned by the Partnership. The Partnership has executed an irrevocable proxy in favor of the Chairman of the Board of Directors of the Company with respect to such shares. See "Certain Transactions." The address of the Partnership is 205 Del Mar, Corpus Christi, Texas 78404.

(2) Includes 90,112 shares to be received in the Reorganization by Ms. Sellers.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. After giving effect to the Reorganization, but without giving effect to the Offering, the Company will have outstanding 3,118,750 shares of common stock and no shares of preferred stock. Giving effect to the Offering, the Company will have outstanding 4,218,750 shares of common stock and no shares of preferred stock.

     The following discussion is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws of the Company, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on any matter submitted to the vote of shareholders. Shareholders elect only one-third of the members of the Board of Directors in any given year, each director serving for a term of three years. See "Risk Factors -- Anti-Takeover Measures" for a discussion of the classified board and other terms of the Charter Documents having an anti-takeover effect. Subject to preferential rights with respect to preferred stock and any other stock ranking prior to Common Stock as to dividends, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the debts and other liabilities and the liquidation preference of any stock ranking prior to Common Stock. Holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities of the Company. In addition, the rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock which may be issued in the future and that may be senior to the rights of the holders of Common Stock. The shares of Common Stock presently outstanding are, and the shares of Common Stock to be issued in the Reorganization and the shares of Common Stock offered hereby when issued will be, fully paid and nonassessable.

PREFERRED STOCK

     Subject to the provisions of the Company's Articles of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to issue one of more series of preferred stock, to fix by resolution with respect to the issue of each series the preferences, limitations and relative rights of such series including without limitation, the following: (i) the number of shares of any series and to change the number of shares constituting any series,
(ii) the dividend rights of any series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any to which shares of any series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of any series will be fully, partially or conditionally cumulative, or a combination thereof, and limitations or restrictions thereof, (iii) the rights of any series, and the preferences, if any, over any other class or series, or of any other class or series over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and the extent to which shares of any series will be entitled to participate with any other series or class; (iv) the terms of redemption and redemption prices; (v) the terms of any purchase, retirement or sinking fund; (vi) the terms of conversion or exchangability rights; and (vii) the voting powers of any series. The Company has no current plans to issue any shares of preferred stock and will not in any event issue preferred stock to former equityholders of the Founding Companies except on the same terms as such preferred stock may be offered to all shareholders of the Company in existence at the time such shares are issued.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock. See also "Risk Factors -- Anti-Takeover Measures."

WARRANTS TO PURCHASE COMMON STOCK

     Upon successful completion of the Offering, the Company will grant to the Underwriter for a purchase price of $100 warrants to purchase 110,000 shares of Common Stock at an exercise price of 130% of the offering price. The warrants may not be transferred, except to or among officers of the Underwriter or by operation of law or to a successor of the business of the Underwriter for a period of one year following the effective date of the Offering and will be exercisable at any time during a four-year period beginning one year after the effective date of the Offering. The Underwriter may request the Company upon 60 days written notice to register the shares issuable upon exercise of such warrants under the Securities Act, and if requested the Company will at its expense prepare and file a registration statement within 60 days.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Pursuant to the Company's Articles of Incorporation and as permitted by Texas law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction in which a director has received an improper benefit or for acts or omissions for which the liability of a director is expressly provided for by statute.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors of the Company to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with its directors and officers covering the matters provided for in the Bylaws and intends to obtain insurance with respect to such indemnification.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Securities Transfer & Trust, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE

     After effecting the Reorganization and upon completion of the Offering, the Company will have 4,218,750 shares of Common Stock outstanding. In addition, the Company may issue up to 110,000 shares upon exercise of the warrants granted to the Underwriters in connection with the Offering. Of these shares, the shares sold in the Offering will be freely tradeable without restriction under the Securities Act, except that any shares acquired by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") under the Securities Act, may generally only be sold in compliance with the applicable provisions of Rule 144. The remaining 3,118,750 shares of Common Stock (and any shares issued pursuant to exercise of the warrants) outstanding after the Offering will be issued without registration under the Securities Act and will, therefore, be "restricted securities" within the meaning of Rule 144 and may not be sold in a public distribution except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144. Restricted securities are eligible for sale in the public market pursuant to Rule 144 no sooner than one year from the date of acquisition.

     In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell in "broker's transactions" or to market makers, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding (approximately 4,218,750 shares immediately after the Offering); or (ii) generally, the average weekly trading volume of the Common Stock during the four preceding calendar weeks. Sales under Rule 144 are also subject to requirements concerning the availability of certain public information about the Company, restrictions on the manner of sale and notice requirements. Under Rule 144(k), a person who is not deemed an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     The Company, its officers and directors and certain of its stockholders, who will hold upon completion of the Offering approximately 74% of the outstanding shares of Common Stock, have entered into contractual "lock-up" agreements pursuant to which they have agreed that during the period beginning from the date of the closing of the Offering and continuing and including the twelve months thereafter, they will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, including without limitation any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock without the prior written consent of the Underwriter, except for the shares of Common Stock offered in connection with the Offering and issuances of capital stock by the Company in connection with potential future acquisitions, provided that the shares issuable pursuant to any such acquisitions shall not be transferable before the end of the twelve month period. As a result of these contractual restrictions, shares subject to lock-up agreements cannot be sold until the agreements expire without the prior written consent of the Underwriter.

     Prior to the Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale to the public will have on the market price for the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock following the Offering could adversely affect the market price of the Common Stock.

                                  UNDERWRITING

     The Company has engaged the Underwriter to conduct an offering of its Common Stock on a best efforts, all or none basis. The Offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any of the Common Stock. The Company has been advised by the Underwriter that it proposes to offer the Common Stock to the public within the price range shown on the cover page of this Prospectus and to certain dealers at such price. The dealers will receive a portion of the commission not
in excess of $[     ]per share.

     Prior to the Offering, there has been no public market for the Common Stock of the Company. The initial public offering price for the Common Stock has been determined through negotiations between the Company and the Underwriter. In determining the offering price, the Company and the Underwriter considered such factors as the Company's historic performance, the stage of its development as a commercial enterprise, existing business relationships and the future potential benefits of such relationships, its business plan, the size and condition of the industry, its perception of potential market penetration and the financial benefits that would result therefrom, the intended use of the proceeds of the Offering, the financial resources of the Company, the amount of equity or control desired to be retained by the Company's existing stockholders, the amount of dilution to potential investors and the general condition of the securities market.

     Unless sooner withdrawn or canceled by either the Company or the Underwriter, the Offering will continue until the earlier of the date on which
all the Common Stock offered hereby is sold or [          ], 1998 (which may be
extended to [              ], 1998). Until such date as the Offering is closed,
all proceeds from the sale of the Common Stock will be deposited in escrow with Colorado State Bank and Trust (the "Escrow Agent"). Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by purchasers prior to the closing or termination of the Offering. If the Offering is withdrawn, canceled or terminated, all proceeds will be returned by the Escrow Agent without interest or deduction to the persons from which they are received within five business days after such withdrawal or cancellation.

     Subject to the closing of the Offering, the Underwriter will receive a non-accountable expense allowance equal to three percent of the amount raised in the Offering. The Underwriter will further receive a commission of four percent on sales of Common Stock to persons to whom the Company has referred the Underwriter in writing (to a maximum of fifty percent of the Offering) and eight and one-half percent on all other sales. The Underwriter is also receiving a fee of $10,000 per month ($80,000 through December 1997) for financial advisory services being provided to the Company. Such fee will be credited against the Underwriter's nonaccountable expense allowance upon completion of the Offering.

     Pursuant to the Underwriting Agreement, the obligations of the Underwriter to solicit offers to purchase the shares and of investors solicited by the Underwriter to purchase the Common Stock are subject to approval of certain legal matters by counsel to the Underwriter and to various other conditions which are customary in transactions of this type. Certain officers, directors and major stockholders will also be subject to restrictions on their ability to sell shares of Common Stock. See "Shares Eligible for Future Sale." The
Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

     Francis M. Ricci, a consultant to the Underwriter, serves as a director of the Company. Mr. Ricci will receive $1,000 for each meeting of the Board of Directors he attends.

     The Underwriter does not intend to sell the Common Stock to any accounts over which it exercises discretionary authority.

     As additional underwriting compensation, the Company has granted to the Underwriter for a purchase price of $100 warrants to purchase 110,000 (which constitutes 10% of the shares to be sold in the Offering) shares at an exercise price of 130% of the offering price. See "Description of Securities." The warrants will be exercisable during the four-year period beginning one year after issuance thereof.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Winstead Sechrest & Minick P.C., Houston, Texas. Certain legal matters related to this Offering will be passed upon for the Underwriter by Jones & Keller, P.C., Denver, Colorado.

                                    EXPERTS

     The audited financial statements of the Company and the Founding Companies included in the Prospectus and Registration Statement have been audited by Karlins Fuller Arnold & Klodosky, P.C., independent public accountants, as set forth in their report. Such audited financial statements are included in reliance upon the authority of such firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        ----
UNITED OILFIELD SERVICES, INC. PRO
FORMA COMBINED FINANCIAL STATEMENTS
     Basis of Presentation...........    F-2
     Unaudited Pro Forma Combined
      Balance Sheet September 30,
      1997...........................    F-3
     Unaudited Pro Forma Combined
      Statement of Operations For the
       Nine Months Ended September
      30, 1997.......................    F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Nine Months Ended September 30,
      1996...........................    F-5
     Unaudited Pro Forma Combined
      Statement of Operations For the
       Year Ended December 31,
      1996...........................    F-6
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................    F-7
UNITED OILFIELD SERVICES, INC.
FINANCIAL STATEMENT
     Independent Auditor's Report....    F-9
     Balance Sheet...................   F-10
     Notes to Balance Sheet..........   F-11
UNITED WELLHEAD SERVICES, INC.
  FINANCIAL STATEMENTS
     Independent Auditor's Report....   F-12
     Consolidated Balance Sheets.....   F-13
     Consolidated Statements of
      Operations.....................   F-14
     Consolidated Statements of
      Stockholders' Equity...........   F-15
     Consolidated Statements of Cash
      Flows..........................   F-16
     Notes to Consolidated Financial
      Statements.....................   F-17
FLARE KING, INC. FINANCIAL STATEMENTS
     Independent Auditor's Report....   F-24
     Balance Sheets..................   F-25
     Statements of Operations........   F-26
     Statements of Stockholders'
      Equity.........................   F-27
     Statements of Cash Flows........   F-28
     Notes to Financial Statements...   F-29
HI-TECH COMPRESSOR COMPANY, L.C.
FINANCIAL STATEMENTS
     Independent Auditor's Report....   F-35
     Balance Sheets..................   F-36
     Statements of Operations........   F-37
     Statements of Members'
      Capital........................   F-38
     Statements of Cash Flows........   F-39
     Notes to Financial Statements...   F-40

             UNITED OILFIELD SERVICES, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisitions by United Oilfield Services, Inc. (the "Company") of the outstanding capital stock of United Wellhead Services, Inc. ("Wellhead") and Flare King, Inc. ("Flare King") and the membership interests of Hi-Tech Compressor Company, L.C. ("Hi-Tech"). These acquisitions (the
"Reorganization") will occur simultaneously with and as a condition to the consummation of the offering by the Company of 1,100,000 shares of its common stock (the "Offering") and will be accounted for using the purchase method of accounting.

     The unaudited pro forma combined balance sheet gives effect to the Reorganization and Offering as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to the Reorganization and the Offering as if they had occurred on January 1, 1996.

     The pro forma adjustments (Reorganization and Offering) are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations of the Company for any future period. Historical combined results may not be comparable to or indicative of future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical Financial Statements of the Company and the individual Founding Companies and notes thereto included elsewhere in this Prospectus.

                         UNITED OILFIELD SERVICES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                                               PRO FORMA
                                                                                             PRO FORMA       AS ADJUSTED--
                                                                                           REORGANIZATION    REORGANIZATION
                                           COMPANY    WELLHEAD    FLARE KING    HI-TECH     ADJUSTMENTS          ONLY
                                           -------    --------    ----------    -------    --------------    -------------
                 ASSETS
Current Assets
    Cash................................   $          $    264    $       11    $    14    $                 $         289
    Accounts and notes receivable,
      net...............................                 2,541           227        213           (13)(3)            2,968
    Inventory...........................                 1,135            52        180                              1,367
    Prepaid expenses....................                    93            33         29                                155
    Deferred income taxes...............                    25                                                          25
                                           -------    --------    ----------    -------    --------------    -------------
        Total current assets............                 4,058           323        436              (13)            4,804
                                           -------    --------    ----------    -------    --------------    -------------
Property, plant and equipment, at
  cost..................................                 1,542           281        373                              2,196
    Less accumulated depreciation and
      amortization......................                (1,034)         (167)       (96)                            (1,297)
                                           -------    --------    ----------    -------    --------------    -------------
                                                           508           114        277                                899
                                           -------    --------    ----------    -------    --------------    -------------
Other Assets
    Investments.........................                    45            90          6           (90)(3)               51
    Prepaid offering costs..............                   165                                                         165
    Intangible assets, net..............                    34           287                    2,188 (4)            2,509
    Other assets........................         1                         2          4                                  7
    Deferred income taxes...............                    96                                                          96
                                           -------    --------    ----------    -------    --------------    -------------
        Total other assets..............         1         340           379         10             2,098            2,828
                                           -------    --------    ----------    -------    --------------    -------------
        Total assets....................   $     1    $  4,906    $      816    $   723    $        2,085    $       8,531
                                           =======    ========    ==========    =======    ==============    =============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Current portion of long-term debt...   $          $    376    $      166    $   314    $                 $         856
    Accounts payable, trade.............                   659            40         50           (13)(3)              736
    Accrued liabilities.................                   825            39          8                                872
    Income tax payable..................                   463                                                         463
                                           -------    --------    ----------    -------    --------------    -------------
        Total current liabilities.......                 2,323           245        372              (13)            2,927
                                           -------    --------    ----------    -------    --------------    -------------
Long term debt..........................                   977           178        175                              1,330
                                           -------    --------    ----------    -------    --------------    -------------
Stockholders' Equity
    Common stock........................         1         479           111                     (560)(1)               31
    Additional paid-in capital..........                                 375                    2,748 (1)            3,123
    Retained earnings (deficit).........                 1,127           (93)       176           (90)(3)            1,120
                                           -------    --------    ----------    -------    --------------    -------------
        Total stockholders' equity......         1       1,606           393        176             2,098            4,274
                                           -------    --------    ----------    -------    --------------    -------------
        Total liabilities and
          stockholders' equity..........   $     1    $  4,906    $      816    $   723    $        2,085    $       8,531
                                           =======    ========    ==========    =======    ==============    =============

                                                           PRO FORMA
                                           PRO FORMA     AS ADJUSTED--
                                           OFFERING      REORGANIZATION
                                          ADJUSTMENTS    AND OFFERING
                                          -----------    -------------
                 ASSETS
Current Assets
    Cash................................  $4,464 (1)(2)  $       4,753
    Accounts and notes receivable,
      net...............................                         2,968
    Inventory...........................                         1,367
    Prepaid expenses....................                           155
    Deferred income taxes...............                            25
                                          -----------    -------------
        Total current assets............        4,464            9,268
                                          -----------    -------------
Property, plant and equipment, at
  cost..................................                         2,196
    Less accumulated depreciation and
      amortization......................                        (1,297)
                                          -----------    -------------
                                                                   899
                                          -----------    -------------
Other Assets
    Investments.........................                            51
    Prepaid offering costs..............     (165)(1)
    Intangible assets, net..............                         2,509
    Other assets........................                             7
    Deferred income taxes...............                            96
                                          -----------    -------------
        Total other assets..............        (165)            2,663
                                          -----------    -------------
        Total assets....................  $     4,299    $      12,830
                                          -----------    -------------
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Current portion of long-term debt...  $  (207)(2)    $         649
    Accounts payable, trade.............                           736
    Accrued liabilities.................                           872
    Income tax payable..................                           463
                                          -----------    -------------
        Total current liabilities.......        (207)            2,720
                                          -----------    -------------
Long term debt..........................     (973)(2)              357
                                          -----------    -------------
Stockholders' Equity
    Common stock........................       11 (1)               42
    Additional paid-in capital..........    5,468 (1)            8,591
    Retained earnings (deficit).........                         1,120
                                          -----------    -------------
        Total stockholders' equity......        5,479            9,753
                                          -----------    -------------
        Total liabilities and
          stockholders' equity..........  $     4,299    $      12,830
                                          ===========    =============

                         UNITED OILFIELD SERVICES, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                 PRO FORMA      PRO FORMA
                                           WELLHEAD    FLARE KING    HI-TECH    ADJUSTMENTS    AS ADJUSTED
                                           --------    ----------    -------    -----------    -----------
Revenues................................   $  8,052    $      902    $   566    $              $    9,520
Cost of goods sold......................      4,580           471        370                        5,421
                                           --------    ----------    -------    -----------    -----------
Gross profit............................      3,472           431        196                        4,099
Selling, general and administrative
  expenses..............................      1,666           264        110                        2,040
Depreciation and amortization expense...         95            54         31        110 (5)           290
                                           --------    ----------    -------    -----------    -----------
                                              1,761           318        141            110         2,330
                                           --------    ----------    -------    -----------    -----------
Income from operations..................      1,711           113         55          (110)         1,769
Income from unconsolidated subsidiary...                       17                   (17)(6)
Other income (expense), net.............        (20)                       3                          (17)
Interest expense........................        (36)          (25)       (24)        15 (7)           (70)
                                           --------    ----------    -------    -----------    -----------
                                                (56)           (8)       (21)           (2)           (87)
                                           --------    ----------    -------    -----------    -----------
Income before income tax provision......      1,655           105         34          (112)         1,682
Income tax provision....................       (616)          (40)        (5)                        (661)
                                           --------    ----------    -------    -----------    -----------
Net income..............................   $  1,039    $       65    $    29    $     (112)    $    1,021
                                           ========    ==========    =======    ===========    ===========
Net income per common share.............                                                       $     0.31

Shares used in computing pro forma net
  income per common share(8)............                                                        3,305,583

                         UNITED OILFIELD SERVICES, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                 PRO FORMA      PRO FORMA
                                           WELLHEAD    FLARE KING    HI-TECH    ADJUSTMENTS    AS ADJUSTED
                                           --------    ----------    -------    -----------    -----------
Revenues................................   $  5,399    $      742    $   854    $              $    6,995
Cost of goods sold......................      3,357           343        614                        4,314
                                           --------    ----------    -------    -----------    -----------
Gross profit............................      2,042           399        240                        2,681
Selling, general and administrative
  expenses..............................      1,407           230        106                        1,743
Depreciation and amortization
  expenses..............................         82            36         23        110 (5)           251
                                           --------    ----------    -------    -----------    -----------
                                              1,489           266        129            110         1,994
                                           --------    ----------    -------    -----------    -----------
Income from operations..................        553           133        111          (110)           688
Income from unconsolidated subsidiary...                       34                   (34)(6)
Other income (expense), net.............          2             1        (11)                          (8)
Interest expense........................        (28)          (24)       (33)        15 (7)           (70)
                                           --------    ----------    -------    -----------    -----------
                                                (26)           11        (44)          (19)           (78)
                                           --------    ----------    -------    -----------    -----------
Income before income tax provision......        527           144         67          (129)           610
Income tax provision....................       (179)          (35)       (12)                        (226)
                                           --------    ----------    -------    -----------    -----------
Net income..............................   $    348    $      109    $    55    $     (129)    $      384
                                           ========    ==========    =======    ===========    ===========
Net income per common share.............                                                       $     0.12

Shares used in computing pro forma net
  income per common share(8)............                                                        3,305,583

                         UNITED OILFIELD SERVICES, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                 PRO FORMA      PRO FORMA
                                           WELLHEAD    FLARE KING    HI-TECH    ADJUSTMENTS    AS ADJUSTED
                                           --------    ----------    -------    -----------    -----------
Revenues................................   $  8,011    $    1,034    $ 1,108    $              $   10,153
Cost of goods sold......................      5,160           542        736                        6,438
                                           --------    ----------    -------    -----------    -----------
Gross profit............................      2,851           492        372                        3,715
Selling, general and administrative
  expenses..............................      2,082           353        174                        2,609
Depreciation and amortization
  expenses..............................        116            73         32        146 (5)           367
                                           --------    ----------    -------    -----------    -----------
                                              2,198           426        206            146         2,976
                                           --------    ----------    -------    -----------    -----------
Income from operations..................        653            66        166          (146)           739
Income from unconsolidated subsidiary...                       73                   (73)(6)
Other income (expense), net.............        (54)           54         (3)                          (3)
Interest expense........................        (36)          (48)       (16)        26 (7)           (74)
                                           --------    ----------    -------    -----------    -----------
                                                (90)           79        (19)          (47)           (77)
                                           --------    ----------    -------    -----------    -----------
Income before income tax provision......        563           145        147          (193)           662
Income tax provision....................       (257)          (32)                                   (289)
                                           --------    ----------    -------    -----------    -----------
Net income..............................   $    306    $      113    $   147    $     (193)    $      373
                                           ========    ==========    =======    ===========    ===========
Net income per common share.............                                                       $     0.11

Shares used in computing pro forma net
  income per common share(8)............                                                        3,305,583

                         UNITED OILFIELD SERVICES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL

     The Company was founded to become a diversified energy service and manufacturing company through the combination of Wellhead, Flare King and Hi-Tech (the "Founding Companies"). The Company provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry. The Founding Companies are engaged principally in the business of manufacturing and reconditioning wellhead equipment for the oil and gas industry, mainly the drilling and exploration segment (Wellhead), the manufacture of flare tips and ignition systems for plant production facilities (Flare King), and the assembling of rotary screw compressor units to enhance the production of oil and gas wells (Hi-Tech).

     In April of 1997, the Founding Companies signed a "Letter of Intent" with
D. E. Frey & Company, Inc. which provided for the Founding Companies' stockholders to exchange their shares through a business combination to form the Company, in contemplation of an initial public offering (the "Offering") on a "best efforts basis."

     Effective as of October 14, 1997 Wellhead and the equity holders of the Founding Companies entered into an Agreement and Plan of Reorganization, which was subsequently amended. Pursuant to such agreement and simultaneously with and as a condition to the closing of such agreement and the Offering, the Company will issue to the holders (other than one of the Founding Companies) of the outstanding equity interests in the Founding Companies shares of its Common Stock in exchange for such equity interests (the "Reorganization").

     The historical financial statements reflect the financial position of the Company and the Founding Companies and the results of operations of the Founding Companies and were derived from the respective separate historical financial statements. The periods included in these financial statements for the individual Founding Companies are as of and for the nine months ended September 30, 1996 and 1997 and for the twelve months ended December 31, 1996. The balance sheet includes information on the Company at the date of its inception. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 80.

ACQUISITION OF FOUNDING COMPANIES

     The Company is acquiring the Founding Companies in a transaction in which Wellhead is deemed the "Accounting Acquiror" and the acquisition of Flare King and Hi-Tech is accounted for on the purchase method of accounting. Wellhead is deemed the Accounting Acquiror because, among other reasons, shareholders of Wellhead will receive in the Reorganization 85% of the voting stock of the combined Company without including the shares to be issued pursuant to the Offering and 65% if such shares are included. Based upon management's analysis, the historical carrying value of Flare King's and Hi-Tech's assets and liabilities substantially approximate fair value.

     The following table sets forth the consideration to be paid in shares of Common Stock to the stockholders and members of each of the Founding Companies.

                                         SHARES OF        VALUE OF
                                        COMMON STOCK     SHARES(1)
                                        ------------   --------------
Wellhead.............................     2,659,175    $   11,966,288
Flare King...........................       304,316         1,369,422
Hi-Tech..............................       155,259           698,666
                                        ------------   --------------
                                          3,118,750    $   14,034,376
                                        ============   ==============

                         UNITED OILFIELD SERVICES, INC.
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

------------

(1) Value has been determined based on an initial offering price of $6.00 per share, less a discount of 25% based on restrictions on the sale and transferability of the shares issued.

PRO FORMA ADJUSTMENTS

  BALANCE SHEET

      (1) Records the gross proceeds of $6,600,000 (based on an initial public offering price of $6 per share) from the issuance of shares of Common Stock, net of offering costs of $956,000 ($1,121,000 total estimated offering costs less prepaid offering expenses of $165,000). Offering costs primarily consist of underwriting commissions, fees and expenses, accounting fees, legal fees and printing expenses.

      (2) Records $1,180,000 used to retire a $960,000 note issued in August 1997 to retire redeemable preferred stock and $220,000 of other debt.

      (3)  Eliminates intercompany investment and balances.

      (4) Records the purchase by Wellhead of Flare King and Hi-Tech consisting of 459,575 shares of Common Stock valued at $6.00 per share or $2,757,450, resulting in excess purchase price of $2,188,450 over the net assets acquired of $569,000.

  STATEMENTS OF OPERATIONS

      (5) Records pro forma goodwill amortization expense over a 15-year estimated life based upon cash flow projections and comparable industry data.

      (6)  Eliminates Flare King's income in its 50% ownership in Hi-Tech.

      (7) Records anticipated reduction in interest expense due to reduction of outstanding indebtedness.

  ADDITIONAL PRO FORMA INFORMATION

      (8) Shares used in computing pro forma net income include 3,118,750 shares issued to owners of the Founding Companies and 186,833 of the 1,100,000 shares sold in the Offering necessary to pay the expenses of this Offering (based on an offering price of $6.00 per share). The remaining 913,167 shares reflect the net cash proceeds to the Company.

     (9) Differences in totals result from variances in rounding dollar amounts to the nearest thousand. Amounts $500 and greater have been rounded up. Amounts under $500 have been rounded down.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholder and Directors of
UNITED OILFIELD SERVICES, INC.
Corpus Christi, Texas

     We have audited the accompanying balance sheet of UNITED OILFIELD SERVICES, INC. as of October 20, 1997 (date of inception). This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting princples used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of UNITED OILFIELD SERVICES, INC. at October 20, 1997 (date of inception) in conformity with generally accepted accounting principles.

/s/__KARLINS FULLER ARNOLD & KLODOSKY, P.C.
The Woodlands, Texas
December 23, 1997

                         UNITED OILFIELD SERVICES, INC.
                                 BALANCE SHEET
                                OCTOBER 20, 1997
                              (DATE OF INCEPTION)

                     ASSETS
OTHER ASSETS
  Organizational costs...............  $   1,000
                                       ---------
                                       $   1,000
                                       =========

              STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY
  Preferred stock $.01 par value,
     5,000,000 shares authorized, no
     shares issued...................  $  --
  Common stock, $.01 par value,
     25,000,000 shares authorized and
     200 shares issued...............      1,000
                                       ---------
                                       $   1,000
                                       =========


       The accompanying notes are an integral part of this Balance Sheet.

                         UNITED OILFIELD SERVICES, INC.
                             NOTES TO BALANCE SHEET
                                OCTOBER 20, 1997
                              (DATE OF INCEPTION)

NOTE A  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     LINES OF BUSINESS -- United Oilfield Services, Inc. ("United Oilfield Services" or "the Company") was founded to become a diversified energy service and manufacturing company through the combination of United Wellhead Services, Inc. ("Wellhead"), Flare King Inc. and Hi-Tech Compressor Company, L.C. (the "Founding Companies"). The Company will provide a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry. The Founding Companies are engaged principally in the business of manufacturing and reconditioning wellhead equipment for the oil and gas industry, mainly the drilling and exploration segment (United Wellhead Services, Inc.), the manufacture of flare tips and ignition systems for plant production facilities (Flare King, Inc.), and the assembling of rotary screw compressor units to enhance the production of oil and gas wells (Hi-Tech Compressor Company, L.C.).

     In April of 1997, the Founding Companies signed a "Letter of Intent" with
D. E. Frey & Company, Inc. which provided for the Founding Companies' stockholders to exchange their shares through a business combination to form the Company, in contemplation of an initial public offering (the "Offering") on a "best efforts all or none basis".

NOTE B  STOCKHOLDER'S EQUITY

     In connection with its organization and initial capitalization, the Company issued 200 shares of common stock for $1,000 to the Company's president in exchange for preorganization services rendered on behalf of the Company. The Company's president has agreed to contribute the shares to the Company for cancellation upon consummation of the Offering and the Reorganization.

NOTE C  REORGANIZATION

     Effective as of October 14, 1997 Wellhead and the equity holders of the Founding Companies entered into an Agreement and Plan of Reorganization, which was subsequently amended. Pursuant to such agreement and simultaneously with and as a condition to the closing of such agreement and the Offering, the Company will issue to the holders (other than one of the Founding Companies) of the outstanding equity interests in the Founding Companies shares of its Common Stock in exchange for such equity interests (the "Reorganization"). There can be no assurances that the Offering or the Reorganization will be consummated.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Directors of
UNITED WELLHEAD SERVICES, INC.
Corpus Christi, Texas

     We have audited the accompanying consolidated balance sheets of UNITED WELLHEAD SERVICES, INC. and subsidiary as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UNITED WELLHEAD SERVICES, INC. and subsidiary at December 31, 1995 and 1996, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/  KARLINS FULLER ARNOLD & KLODOSKY, P.C.

(SUCCESSORS TO THE PRACTICE OF KARLINS, PATRICK & CO., P.C.
WHO AUDITED THE FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 1995 AND 1994)
The Woodlands, Texas
March 3, 1997 except for Note L,
  as to which the dates are April 11, 1997 and December 23, 1997

                         UNITED WELLHEAD SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31,
                                     --------------------------   SEPTEMBER 30,
                                         1995          1996           1997
                                     ------------  ------------   -------------
                                                                   (UNAUDITED)
               ASSETS
Current Assets
     Cash........................... $     22,707  $    369,490    $   264,384
     Accounts receivable, trade, net
       of allowance of $11,000,
       $10,000 and $7,365...........      818,482     2,089,309      2,541,380
     Inventory......................      683,217       738,692      1,135,169
     Prepaid expenses...............       79,186        46,733         91,369
     Deferred income taxes..........       26,695        25,113         25,113
                                     ------------  ------------   -------------
          Total current assets......    1,630,287     3,269,337      4,057,415
                                     ------------  ------------   -------------
Property, Plant and Equipment, at
cost................................    1,287,042     1,387,135      1,542,491
     Less accumulated depreciation
       and amortization.............      892,333       973,028      1,034,125
                                     ------------  ------------   -------------
                                          394,709       414,107        508,366
                                     ------------  ------------   -------------
Other Assets
     Investments....................       40,104        44,169         45,177
     Prepaid offering costs.........                                   165,250
     Intangible assets, net.........       70,410        49,440         33,713
     Deferred income tax............      179,827       120,832         95,627
                                     ------------  ------------   -------------
                                          290,341       214,441        339,767
                                     ------------  ------------   -------------
                                     $  2,315,337  $  3,897,885    $ 4,905,548
                                     ============  ============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Notes payable.................. $    185,000  $    140,559    $    83,550
     Current portion of long-term
       debt.........................       92,074       169,739        291,833
     Accounts payable, trade........      350,882       977,259        659,211
     Accrued liabilities............      274,774       561,979        824,586
     Income tax payable.............                    175,000        463,126
                                     ------------  ------------   -------------
          Total current
             liabilities............      902,730     2,024,536      2,322,306
                                     ------------  ------------   -------------
Long Term Debt......................       97,600       310,054        977,336
                                     ------------  ------------   -------------
Stockholders' Equity
     Preferred stock................      960,000       960,000
     Common stock...................      479,210       479,210        479,210
     Retained earnings..............     (124,003)      124,285      1,126,896
     Treasury stock, at cost........         (200)         (200)          (200)
                                     ------------  ------------   -------------
                                        1,315,007     1,563,295      1,605,906
                                     ------------  ------------   -------------
                                     $  2,315,337  $  3,897,885    $ 4,905,548
                                     ============  ============   =============


  The accompanying notes are an integral part of these consolidated financial statements

                         UNITED WELLHEAD SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
Revenues................................  $  4,042,595  $  4,027,042  $  8,011,372  $  5,399,102  $  8,051,738
Cost of goods sold......................     2,548,396     2,506,941     5,160,076     3,356,638     4,579,636
                                          ------------  ------------  ------------  ------------  ------------
Gross Profit............................     1,494,199     1,520,101     2,851,296     2,042,464     3,472,102
Selling, general and administrative
  expenses..............................     1,200,808     1,336,025     2,082,385     1,407,379     1,666,354
Depreciation and amortization
  expenses..............................        62,289        98,368       115,823        82,324        95,182
                                          ------------  ------------  ------------  ------------  ------------
                                             1,263,097     1,434,393     2,198,208     1,489,703     1,761,536
                                          ------------  ------------  ------------  ------------  ------------
Income from operations..................       231,102        85,708       653,088       552,761     1,710,566
Other income (expense), net.............       (42,541)       10,461       (54,074)        2,103       (20,008)
Interest expense........................       (35,223)      (39,311)      (35,860)      (27,823)      (36,366)
                                          ------------  ------------  ------------  ------------  ------------
                                               (77,764)      (28,850)      (89,934)      (25,720)      (56,374)
                                          ------------  ------------  ------------  ------------  ------------
Income before income tax benefit
  (provision)...........................       153,338        56,858       563,154       527,041     1,654,192
Income tax benefit (provision)..........        31,704       171,689      (257,266)     (179,194)     (615,581)
                                          ------------  ------------  ------------  ------------  ------------
Net income before preferred stock
  dividends and preferred stock
  discount..............................       185,042       228,547       305,888       347,847     1,038,611
Preferred stock dividends...............                      48,000        57,600        40,000        36,000
Preferred stock discount................       378,829
                                          ------------  ------------  ------------  ------------  ------------
Net income (loss).......................  $   (193,787) $    180,547  $    248,288  $    307,847  $  1,002,611
                                          ============  ============  ============  ============  ============
Net income (loss) per common
  share.................................  $      (0.07) $       0.07  $       0.09  $       0.12  $       0.38
                                          ============  ============  ============  ============  ============
Shares used in computing net income
  (loss) per common share...............     2,659,175     2,659,175     2,659,175     2,659,175     2,659,175

  The accompanying notes are an integral part of these consolidated financial statements

                         UNITED WELLHEAD SERVICES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          PREFERRED     COMMON      RETAINED     TREASURY
                                            STOCK       STOCK       EARNINGS      STOCK        TOTAL
                                          ----------  ----------  ------------   --------   ------------
Balance, December 31, 1993..............  $           $    1,516  $    428,249    $ (200)   $    429,565
Distributions...........................                              (115,267)                 (115,267)
Reorganization relating to acquisition
  of Wellhead Recycling, Inc............     960,000     477,694      (396,260)                1,041,434
Common stock dividends..................                               (27,485)                  (27,485)
Net loss................................                              (193,787)                 (193,787)
                                          ----------  ----------  ------------   --------   ------------
Balance, December 31, 1994..............     960,000     479,210      (304,550)     (200)      1,134,460
Net income..............................                               180,547                   180,547
                                          ----------  ----------  ------------   --------   ------------
Balance, December 31, 1995..............     960,000     479,210      (124,003)     (200)      1,315,007
Net income..............................                               248,288                   248,288
                                          ----------  ----------  ------------   --------   ------------
Balance, December 31, 1996..............     960,000     479,210       124,285      (200)      1,563,295
Issuance of long-term debt to redeem
  preferred stock (unaudited)...........    (960,000)                                           (960,000)
Net income (unaudited)..................                             1,002,611                 1,002,611
                                          ----------  ----------  ------------   --------   ------------
Balance, September 30, 1997
  (unaudited)...........................  $           $  479,210  $  1,126,896    $ (200)   $  1,605,906
                                          ==========  ==========  ============   ========   ============

  The accompanying notes are an integral part of these consolidated financial statements

                         UNITED WELLHEAD SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                       ------------------------------------------  ------------------------
                                           1994          1995           1996          1996         1997
                                       ------------  ------------  --------------  ----------  ------------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (193,787) $    180,547  $      248,288  $  307,847  $  1,002,611
     Preferred stock dividends.......                      48,000          57,600      40,000        36,000
     Preferred stock discount........       378,829
                                       ------------  ------------  --------------  ----------  ------------
  Net income before preferred stock
   dividends and preferred stock
   discount..........................       185,042       228,547         305,888     347,847     1,038,611
  Adjustments to obtain net cash
   provided by (used in) operating
   activities:
     Depreciation and amortization...        69,289        98,368         115,823      82,324        95,185
     Change in deferred income tax...       (31,704)     (174,818)         60,577                    25,205
     Loss (gain) on disposition of
      assets.........................        (1,979)                        4,222       4,222        (1,979)
     Change in cash, restricted......          (315)        8,619
     Change in accounts receivable...        30,359       154,387      (1,270,827)   (847,247)     (452,071)
     Change in inventory.............       101,226       (79,382)        (55,475)    (36,006)     (396,477)
     Change in prepaid expenses......       108,835       (31,067)        170,664     (56,786)      (44,638)
     Change in accounts payable......       (42,918)         (137)        626,377     164,346      (318,048)
     Change in accrued liabilities...        33,362       (15,425)        281,607     408,170       262,607
     Change in income tax payable....                                     175,000     179,194       288,126
                                       ------------  ------------  --------------  ----------  ------------
       Total adjustments.............       266,155       (39,455)        107,968    (101,783)     (542,090)
                                       ------------  ------------  --------------  ----------  ------------
          Net cash provided by
             operating activities....       451,197       189,092         413,856     246,064       496,521
                                       ------------  ------------  --------------  ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............       (60,667)      (17,140)         (9,281)    (97,896)     (176,595)
  Proceeds from sale of assets.......        18,142                         4,058       4,421         4,858
  Acquisition of business, net of
   cash acquired.....................      (186,532)
  Purchase of investments............                                      (4,065)     (4,065)       (1,008)
                                       ------------  ------------  --------------  ----------  ------------
          Net cash used in investing
             activities..............      (229,057)      (17,140)         (9,288)    (97,540)     (172,745)
                                       ------------  ------------  --------------  ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Prepayment of offering costs.......                                                              (165,250)
  Proceeds from notes payable........       228,000       100,000                     157,199       183,224
  Principal payments under notes
   payable...........................      (216,532)     (284,000)       (131,948)   (209,072)     (190,233)
  Proceeds from long-term debt.......                     100,000         315,307      91,044       125,458
  Principal payments under long-term
   debt..............................       (99,975)      (68,498)       (189,144)    (42,853)     (346,081)
  Distributions paid.................      (115,267)
  Common stock dividends paid........       (27,485)
  Preferred stock dividends paid.....                     (24,000)        (52,000)    (40,000)      (36,000)
                                       ------------  ------------  --------------  ----------  ------------
          Net cash used in financing
             activities..............      (231,259)     (176,498)        (57,785)    (43,682)     (428,882)
                                       ------------  ------------  --------------  ----------  ------------
NET INCREASE (DECREASE) IN CASH......        (9,119)       (4,546)        346,783     104,842      (105,106)
CASH AT BEGINNING OF PERIOD..........        36,372        27,253          22,707      22,707       369,490
                                       ------------  ------------  --------------  ----------  ------------
CASH AT END OF PERIOD................  $     27,253  $     22,707  $      369,490  $  127,549  $    264,384
                                       ============  ============  ==============  ==========  ============

  The accompanying notes are an integral part of these consolidated financial statements

                         UNITED WELLHEAD SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION AND LINES OF BUSINESS

     The consolidated financial statements include the accounts of United Wellhead Services, Inc. (Wellhead) and its wholly owned subsidiary, Wellhead Recycling, Inc. (WRI). The Company is engaged principally in the business of sales and service of new and used wellhead equipment. All significant intercompany accounts have been eliminated.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method, generally from five to ten years.

     Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred.

     When machinery and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

  INVENTORY

     Inventory consisting of finished goods is valued at the lower of cost or market, by the specific identification method.

  USES OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amounts of long-term debt approximate fair value because the interest rates on these instruments change with market interest rates.

  INCOME TAXES

     Wellhead utilizes SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

     Income tax expense includes federal and state taxes currently payable and the change in deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     Revenues from the sale of equipment and services are recognized upon shipping the equipment or providing the service to the customer.

  AMORTIZATION OF GOODWILL

     The cost in excess of net assets of WRI ("goodwill") is being amortized on a straight-line basis over 5 years. On an annual basis, the carrying value of goodwill is assessed in order to determine whether an impairment has occurred, taking into account both historical and forecasted results of operations.

  CHANGES IN ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of" is applicable to Wellhead in fiscal 1996. This statement requires that long-lived assets and certain intangibles to be held and used by Wellhead be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of Wellhead.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements included herein are unaudited; however they include all adjustments of a normal recurring nature, which, in the opinion of management, are necessary to present fairly the financial position of Wellhead at September 30, 1997, and the results of its operations and cash flows for the nine months ended September 30, 1996 and 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  DEFERRED OFFERING COSTS

     Deferred offering costs represents costs incurred in connection with the proposed public offering as described in Note L. Deferred offering costs will be offset against net proceeds, if successful, or expensed if the offering is unsuccessful.

  STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, Wellhead considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 1996, balances of cash and cash equivalents at two financial banking institutions exceeded the federally insured limit of $100,000 by $167,825 and $105,471.

     Supplemental disclosures of cash flows information:

     Interest paid amounted to $44,733, $38,069, $23,986, $27,840 and $37,695 for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1997 and 1996, respectively.

     Noncash investing and financing activities consisted of the following:

     Long-term debt obligations in the amount of $113,311 and $63,436 were incurred for the acquisition of transportation equipment for the years ended December 31, 1996 and 1995, respectively. Notes payable in the amount of $157,199 and $65,325 were incurred to finance insurance premiums for the years ended December 31, 1996 and 1995, respectively.

  MAJOR CUSTOMERS

     Wellhead had sales to five customers that represented 19%, 24%, 26%, 20% and 21% of total revenue, of which no single customer accounted for over 10%, for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1997 and 1996, respectively.

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PER SHARE DATA

     Per share data is calculated based upon the number of shares of common stock outstanding, calculated on a pro forma basis giving effect to the Reorganization (see Note L below). There are no dilutive stock options or warrants outstanding.

NOTE B  PROPERTY, PLANT AND EQUIPMENT

     The major asset categories, together with the related costs and accumulated depreciation and amortization, are as follows:

                                            DECEMBER 31,
                                     --------------------------    SEPTEMBER 30,
                                         1995          1996            1997
                                     ------------  ------------    -------------
                                                                    (UNAUDITED)
Land...............................  $     16,298  $     16,298     $    16,298
Machinery and equipment............       823,200       840,150         859,812
Furniture and fixtures.............       127,450       129,537         137,115
Transportation equipment...........       182,401       263,457         391,575
Leasehold improvements.............       137,693       137,693         137,691
                                     ------------  ------------    -------------
                                        1,287,042     1,387,135       1,542,491
Less accumulated depreciation and
  amortization.....................       892,333       973,028       1,034,125
                                     ------------  ------------    -------------
                                     $    394,709  $    414,107     $   508,366
                                     ============  ============    =============


     At December 31, 1996 and 1995 plant and equipment which cost $575,645 and $573,830, respectively, has been fully depreciated but continues to be used in current operations.

NOTE C  NOTES PAYABLE

                                          DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                              1995            1996            1997
                                          ------------    ------------    -------------
                                                                           (UNAUDITED)
Note payable, finance company for
  insurance premiums -- payable $13,100
  monthly including interest at 6.17%;
  secured by unearned premiums..........    $                 $ 25,251      $  83,550
Notes payable, stockholders -- payable
  on December 23, 1997 including
  interest at 9.00%; unsecured..........                       115,308
Note payable, stockholder -- payable on
  June 6, 1996 with interest at prime
  plus 1.25%; secured by the personal
  guarantee of another stockholder......     185,000        See Note D
                                          ------------    ------------    -------------
                                            $185,000          $140,559      $  83,550
                                          ============    ============    =============

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D  LONG-TERM DEBT

                                          DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                              1995            1996            1997
                                          ------------    ------------    -------------
                                                                           (UNAUDITED)
Note payable, bank -- payable $12,500
  quarterly beginning on April 1, 1996,
  with interest at prime plus 2.00%;
  secured by accounts receivable and
  inventory.............................      $100,000      $ 62,500       $    12,500
Note payable, bank -- payable on January
  16, 1998, interest payable monthly at
  prime plus 2%; Wellhead may borrow up
  to 75% of its eligible receivables and
  25% of eligible inventory with a
  maximum availability of $700,000;
  secured by accounts receivable,
  inventory and guarantee of major
  stockholder...........................                     200,000            50,000
Note payable, stockholder -- payable
  $5,625 monthly with interest at prime
  plus 1.25%; secured by the personal
  guarantee of another stockholder......    See Note C       101,250            50,625
Note payable, American National
  Bank -- payable $779 monthly with
  interest at 7.5%; secured by
  transportation equipment..............         4,672
Notes payable, finance
  companies -- payable $5,322 (1996) and
  $2,514 (1995) monthly with interest
  from 8.5% - 11.9%; secured by
  transportation equipment..............        67,730       116,043           196,044
Note payable, individual--payable
  $19,465 monthly including interest
  beginning February 1, 1998; interest
  at 8%, unsecured......................                                       960,000
Notes payable, stockholders -- payable
  $1,894 monthly with interest varying
  from 7.75% to 8.5%....................        17,272
                                          ------------    ------------    -------------
                                               189,674       479,793         1,269,169
     Current portion....................        92,074       169,739           291,833
                                          ------------    ------------    -------------
     Long-term portion..................      $ 97,600      $310,054       $   977,336
                                          ============    ============    =============


     The aggregate principal payments on long-term debt during the years subsequent to December 31, 1996, are: 1997 -- $169,739; 1998 -- $291,139; and
1999 -- $18,915.

NOTE E  LEASES

     Wellhead leases office and warehouse space under operating leases that expire at various times through July, 1999. Total rent expense for all operating leases for the years ended December 31, 1996, 1995 and 1994 amounted to $184,739, $175,337 and $162,580, respectively.

     Future minimum payments, by year and in aggregate, related to the operating leases at December 31, 1996 are as follows:

1997....................................  $  150,539
1998....................................      60,913
1999....................................      25,700
                                          ----------
                                          $  237,152
                                          ==========

     The operating leases include office and warehouse space leased from a stockholder (See Note H).

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F  INCOME TAXES

     The components of income tax provisions (benefits) are as follows:

                                                      DECEMBER 31,
                                          ------------------------------------   SEPTEMBER 30,
                                             1994         1995         1996          1997
                                          ----------  ------------  ----------   -------------
                                                                                  (UNAUDITED)
Current.................................  $           $     (3,100) $  175,000     $ 570,000
Deferred................................     (31,704)     (168,589)     82,266        45,581
                                          ----------  ------------  ----------   -------------
                                          $  (31,704) $   (171,689) $  257,266     $ 615,581
                                          ==========  ============  ==========   =============

     The significant components of the net deferred tax asset (liability) are as follows:

                                                      DECEMBER 31,
                                          ------------------------------------   SEPTEMBER 30,
                                              1994         1995        1996          1997
                                          ------------  ----------  ----------   -------------
                                                                                  (UNAUDITED)
Depreciation of plant and equipment.....  $    (42,254) $  (41,917) $  (64,065)    $ (64,156)
Accrued liabilities.....................                     1,581
Net operating losses....................       271,971     212,025     210,010       184,896
                                          ------------  ----------  ----------   -------------
                                               229,717     171,689     145,945       120,740
Valuation allowance.....................      (271,971)
                                          ------------  ----------  ----------   -------------
Net deferred tax asset (liability)......  $    (42,254) $  171,689  $  145,945     $ 120,740
                                          ============  ==========  ==========   =============


     The provisions (benefits) for income taxes differs from an amount computed at the statutory rates as follows:

                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                               1994            1995            1996            1997
                                           ------------    ------------    ------------    -------------
                                                                                            (UNAUDITED)
Federal income tax statutory rates......     $ 52,020       $   19,331       $202,880        $ 554,198
State income taxes......................        8,876            9,736         41,685           66,168
Nondeductible expenses..................       27,429           25,937         38,228           32,146
Effect of S Corporation income..........      (42,162)
Recognition of net operating loss
  benefit...............................                      (212,025)
Net operating loss deduction............      (77,867)         (14,668)       (25,527)         (36,931)
                                           ------------    ------------    ------------    -------------
                                             $(31,704)      $ (171,689)      $257,266        $ 615,581
                                           ============    ============    ============    =============

     Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

     Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     As of December 31, 1996, Wellhead has net operating loss carryforwards of approximately $615,000 for federal income tax purposes available to offset future financial income, expiring, if not used, periodically through the year 2009. Subsequent to December 31, 1996, as a result of the proposed initial public offering (Note L), there will be a change in ownership which, when considered with potential future ownership changes, could restrict the utilization of net operating loss carryforwards in the future.

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE G  REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:

     Redeemable preferred stock -- The preferred stock has a par value of $4.73 per share, 202,960 shares are authorized, issued and outstanding. The preferred stock has a liquidation value of $4.73 per share. Preferred stock has a voting power equivalent to common stock. Preferred stock also has preferences in liquidation or winding up of the affairs of Wellhead. When the redeemable preferred stock was issued, due to a conversion feature, a discount of $378,829 was recognized, and written off during the period ended December 31, 1994. Accrued liabilities at December 31, 1996 and 1995 included dividends payable of $29,600 and $24,000, respectively.

     Dividends on the preferred stock are payable as follows:

1996....................................          6%
1997....................................          6%
1998....................................         10%
1999....................................         11%
2000....................................         12%

     Common stock -- The common stock is no par stock, of which 1,000,000 shares are authorized, and 526,133 are issued and outstanding.

NOTE H  RELATED PARTY TRANSACTIONS

     Related party transactions and related balances with the stockholders of Wellhead and companies owned by stockholders are as follows:

                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                               1994            1995            1996            1997
                                           ------------    ------------    ------------    -------------
                                                                                            (UNAUDITED)
Accounts receivable.....................     $  7,728        $               $                $
Notes payable...........................      219,000         185,000         115,308
Accrued liabilities.....................       17,780           9,118
Long-term debt..........................       66,663          17,272         101,250          50,625
Rent expense............................       18,550          53,836          59,102          39,309
Interest expense........................       21,482          23,146          17,393          14,511
Management fee expense, Flare King,
  Inc...................................       48,000          52,000          80,300          36,000

NOTE I  CONCENTRATION OF CREDIT RISK

     Wellhead sells and services new and used wellhead equipment to oil and gas industry in Texas and Louisiana. Wellhead grants credit to customers, substantially all of whom are commercial establishments located in the vicinity of the operating locations of Wellhead.

NOTE J  PROFIT SHARING AND 401(K) PLAN

     Wellhead maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Code limits. Wellhead may make a discretionary matching as well as a discretionary contribution. The contributions of Wellhead totaled $31,346 and $4,000 for the years ended December 31, 1996, and 1995, respectively. No contributions were accrued at September 30, 1997 or 1996.

                         UNITED WELLHEAD SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE K  BUSINESS ACQUISITION

     On May 31, 1994, Wellhead acquired all of the outstanding stock of WRI, Inc. (the holding company for Wellhead Recycling, Inc.), in exchange for 202,960 shares of preferred stock, 12,690 shares of common stock, $200,000 in cash and a $219,000 note. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed, of approximately $1,471,000 and $440,000, respectively.

     In conjunction with the acquisition, the tax status of Wellhead was converted from a Subchapter S corporation to a Subchapter C corporation.

NOTE L  SUBSEQUENT EVENTS

     In April, 1997, Wellhead signed a letter of intent with D.E. Frey & Company, Inc., which provided that the stockholders of Wellhead, along with the equityholders of Flare King, Inc. ("Flare King"), and Hi-Tech Compressor Company, L.C. ("Hi-Tech") will exchange their shares or equity interests through a business combination to form a new holding company, United Oilfield Services, Inc. United Oilfield Services, Inc. intends to proceed with an initial public offering (the "Offering") on a "best efforts basis." There can be no assurances that the Offering will be consummated.

     In August, 1997 (unaudited), the preferred stock was redeemed by issuance of a promissory note in the amount of $960,000, with interest only at 8% monthly from September 30, 1997 through January 1, 1998. Beginning February 1, 1998, principal and interest are payable in monthly installments in the amount of $19,465. If the Offering referred to above is successful, part of the proceeds will be used to retire this debt.

     Effective as of October 14, 1997, Wellhead and the equity holders of Wellhead, Flare King and Hi-Tech (the "Founding Companies") entered into an Agreement and Plan of Reorganization, which was subsequently amended. Pursuant to such agreement and simultaneously with and as a condition to the closing of such agreement and the Offering, United Oilfield Services, Inc. will issue to the holders (other than one of the Founding Companies) of the outstanding equity interests in the Founding Companies shares of its Common Stock in exchange for such equity interests (the "Reorganization"). There can be no assurances that the Offering or the Reorganization will be consummated.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Directors of
FLARE KING, INC.
Corpus Christi, Texas

     We have audited the accompanying balance sheet of FLARE KING, INC. as of December 31, 1996 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FLARE KING, INC. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/  KARLINS FULLER ARNOLD & KLODOSKY, P.C.

The Woodlands, Texas
March 3, 1997 except for Note J,
  as to which the dates are April 11, 1997 and December 23, 1997

                                FLARE KING, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,      SEPTEMBER 30,
                                               1996              1997
                                           ------------      -------------
                                                              (UNAUDITED)

                 ASSETS

CURRENT ASSETS
     Cash...............................    $   16,483         $  11,082
     Accounts receivable, trade.........       156,116           123,656
     Accounts receivable, other.........        39,770            90,648
     Accounts receivable, Hi-Tech
       Compressor Company, L.C..........        28,717            12,556
     Inventory..........................        62,243            51,713
     Prepaid expenses...................         6,624            32,556
     Deferred income taxes..............        32,228
                                           ------------      -------------
          Total current assets..........       342,181           322,211
                                           ------------      -------------
PROPERTY, PLANT AND EQUIPMENT, at
  cost..................................       271,392           281,131
     Less accumulated depreciation and
       amortization.....................       135,319           167,325
                                           ------------      -------------
                                               136,073           113,806
                                           ------------      -------------
OTHER ASSETS
     Investments........................        83,485            90,714
     Intangible assets, net.............       309,321           286,951
     Deposits...........................         2,305             2,305
                                           ------------      -------------
                                               395,111           379,970
                                           ------------      -------------
                                            $  873,365         $ 815,987
                                           ============      =============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term
       debt.............................    $  203,647         $ 166,198
     Accounts payable, trade............       103,250            40,309
     Accrued liabilities................        45,421            38,989
                                           ------------      -------------
          Total current liabilities.....       352,318           245,496
                                           ------------      -------------
LONG-TERM DEBT..........................       193,687           177,674
                                           ------------      -------------
STOCKHOLDERS' EQUITY
     Common stock.......................       111,455           111,455
     Additional paid-in capital.........       374,545           374,545
     Retained earnings (deficit)........      (158,640)          (93,183)
                                           ------------      -------------
                                               327,360           392,817
                                           ------------      -------------
                                            $  873,365         $ 815,987
                                           ============      =============


   The accompanying notes are an integral part of these financial statements.

                                FLARE KING, INC.
                            STATEMENTS OF OPERATIONS

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                        DECEMBER 31,   ----------------------
                                            1996          1996        1997
                                        ------------   ----------  ----------
                                                            (UNAUDITED)
Revenues.............................    $1,033,920    $  742,218  $  902,169
Cost of goods sold...................       541,755       343,335     471,079
                                        ------------   ----------  ----------
Gross Profit.........................       492,165       398,883     431,090
Selling, general and administrative
  expenses...........................       353,403       229,262     263,776
Depreciation and amortization
  expenses...........................        72,487        36,612      54,375
                                        ------------   ----------  ----------
                                            425,890       265,874     318,151
                                        ------------   ----------  ----------
Income from operations...............        66,275       133,009     112,939
                                        ------------   ----------  ----------
Income in subsidiary.................        73,140        33,650      17,229
Interest expense.....................       (47,842)      (24,057)    (24,754)
Other income (expense), net..........        53,730           519          16
                                        ------------   ----------  ----------
                                             79,028        10,112      (7,509)
                                        ------------   ----------  ----------
Income before income tax provision...       145,303       143,121     105,430
Income tax provision.................       (32,607)      (34,521)    (39,973)
                                        ------------   ----------  ----------
Net income...........................    $  112,696    $  108,600  $   65,457
                                        ============   ==========  ==========
Net income per common share..........    $     1.01    $     0.97  $     0.59
                                        ============   ==========  ==========
Shares used in computing net income
  per common share...................       111,455       111,455     111,455

   The accompanying notes are an integral part of these financial statements.

                                FLARE KING, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    ADDITIONAL    RETAINED
                                         COMMON      PAID-IN      EARNINGS
                                         STOCK       CAPITAL      (DEFICIT)     TOTAL
                                        --------    ----------    ---------   ----------
Balance, December 31, 1995...........   $111,455     $ 374,545    $(271,336)  $  214,664
Net income...........................                               112,696      112,696
                                        --------    ----------    ---------   ----------
Balance, December 31, 1996...........    111,455       374,545     (158,640)     327,360
Net income (unaudited)...............                                65,457       65,457
                                        --------    ----------    ---------   ----------
Balance, September 30, 1997
(unaudited)..........................   $111,455     $ 374,545    $ (93,183)  $  392,817
                                        ========    ==========    =========   ==========

   The accompanying notes are an integral part of these financial statements.

                                FLARE KING, INC.
                            STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                          DECEMBER 31,   ----------------------
                                              1996          1996        1997
                                          ------------   ----------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................   $  112,696    $  108,600  $   65,457
                                          ------------   ----------  ----------
     Adjustments to obtain net cash
       provided by operating activities:
          Depreciation and
             amortization...............       79,314        36,612      54,376
          Change in deferred income
             tax........................       32,607                    32,228
          Loss (gain) on disposition of
             assets.....................      (13,678)         (519)
          Income from Hi-Tech Compressor
             Company, L.C...............      (73,140)      (33,650)    (17,229)
          Change in accounts receivable,
             trade......................      (81,061)      (53,007)     32,460
          Change in accounts receivable,
             other......................       11,136        (8,286)    (50,878)
          Change in accounts receivable,
             Hi-Tech Compressor Company,
             L.C........................       46,769        31,377      16,161
          Change in inventory...........      (29,637)        2,900      10,530
          Change in prepaid expenses....       25,411       (15,043)    (25,932)
          Change in deposits............          697
          Change in accounts payable....      (51,939)      (61,820)    (62,941)
          Change in accrued
             liabilities................       43,595        33,361      (6,432)
                                          ------------   ----------  ----------
               Total adjustments........       (9,926)      (68,075)    (17,657)
                                          ------------   ----------  ----------
                     Net cash provided
                       by operating
                       activities.......      102,770        40,525      47,800
                                          ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Distributions received from Hi-Tech
       Compressor
       Company, L.C.....................       38,500        16,502      10,000
     Capital expenditures...............       (7,035)       (8,040)     (9,739)
     Proceeds from sale of assets.......       15,200        10,744
                                          ------------   ----------  ----------
                     Net cash provided
                       by investing
                       activities.......       46,665        19,206         261
                                          ------------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt.......       80,800        79,921      42,224
     Principal payments under long-term
       debt.............................     (213,752)     (139,651)    (95,686)
                                          ------------   ----------  ----------
                     Net cash used in
                       financing
                       activities.......     (132,952)      (59,730)    (53,462)
                                          ------------   ----------  ----------
Net increase (decrease) in cash.........       16,483             1      (5,401)
Cash at beginning of period.............                                 16,483
                                          ------------   ----------  ----------
Cash at end of period...................   $   16,483    $        1  $   11,082
                                          ============   ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                FLARE KING, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE A  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  LINES OF BUSINESS

     Flare King, Inc. ("Flare King") is a manufacturer of natural gas flare stacks and ignition systems for use in oilfield, refinery, and petrochemical plant applications.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Management believes that all receivables at December 31, 1996 and September 30, 1997 (unaudited), are collectible, therefore no allowance for doubtful accounts has been recorded. During the year ended December 31, 1996, accounts receivable in the amount of $5,864 were written off.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method, generally from five to twenty years.

     Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred.

     When machinery and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

  INVENTORY

     Inventory is valued at the lower of cost or market, by the first-in, first-out method. Inventory consisted of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Finished goods..........................     $ 28,656         $31,709
Work-in-progress........................       33,587          20,004
                                           ------------    -------------
                                             $ 62,243         $51,713
                                           ============    =============


     Work-in-process and finished goods include raw materials, direct labor and manufacturing overhead at December 31, 1996 and September 30, 1997 (unaudited).

  USES OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  INCOME TAXES

     Flare King utilizes SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely

                                FLARE KING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

     Income tax expense includes federal and state taxes currently payable and the change in deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

  REVENUE RECOGNITION

     Revenues from the sale of equipment and services are generally recognized upon shipping of equipment or providing service to the customer.

  CHANGES IN ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of" is applicable to Flare King in fiscal 1996. This statement requires that long-lived assets and certain intangibles to be held and used by Flare King be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of Flare King.

  AMORTIZATION

     Patent costs are amortized on a straight-line basis over 17 years. On an annual basis, Flare King assesses the carrying value of patents in order to determine whether an impairment has occurred, taking into account both historical and forecasted sales and gross profits.

  PER SHARE DATA

     Per share data is calculated based upon the weighted average number of shares of common stock and dilutive stock options and warrants outstanding.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amounts of long-term debt approximate fair value because the interest rates on these instruments change with market interest rates.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature, which, in the opinion of management, are necessary to present fairly the financial position of Flare King at September 30, 1997, and the results of its operations and cash flows for the nine months ended September 30, 1996 and 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, Flare King considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Supplemental disclosures of cash flows information:

          Interest paid amounted to $43,558, $24,560 and $24,056 for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 1996 (unaudited), respectively.

     Noncash investing and financing activities consisted of the following:

          Long-term debt obligations in the amount of $31,722 were incurred for accounts payable reclassified. Notes payable in the amount of $20,919 were incurred to finance insurance premiums for the year ended December 31, 1996.

                                FLARE KING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  MAJOR CUSTOMERS

     Flare King had sales to five customers that aggregated to 38%, 57% and 70% of total revenue, for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 1996 (unaudited), respectively.

  INVESTMENT IN HI-TECH COMPRESSOR COMPANY, L.C. ("HI-TECH")

     Flare King accounts for its investment in Hi-Tech using the equity method of accounting.

NOTE B  PROPERTY, PLANT AND EQUIPMENT

     The major asset categories, together with the related costs and accumulated depreciation and amortization, are as follows:

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        -------------    -------------
                                                          (UNAUDITED)
Rental equipment.....................     $  67,717        $  67,717
Machinery and equipment..............        65,936           70,275
Furniture and fixtures...............        29,600           31,204
Transportation equipment.............        28,560           32,356
Building, and leasehold
improvements.........................        79,579           79,579
                                        -------------    -------------
                                            271,392          281,131
Less accumulated depreciation........      (135,319)        (167,325)
                                        -------------    -------------
                                          $ 136,073        $ 113,806
                                        =============    =============


NOTE C  INTANGIBLE ASSETS

     Intangible assets consists principally of two patents, a flare tip ignition device and flare tip pilot burner. These patents have a basis of $403,802 and accumulated amortization of $97,469 as of December 31, 1996, for a net book value of $306,333. The flare tip ignition device is a patent design that is used in most of Flare King production design flares. The flare tip pilot burner is a patented design that is included in the majority of the flares manufactured by Flare King and is used to provide a flame to ignite waste gas that is channeled through the flare tip. These patents are being amortized over seventeen years.

                                FLARE KING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D  INVESTMENT IN HI-TECH COMPRESSOR COMPANY, L.C.

     For the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited) Flare King had a 50% investment in Hi-Tech. A summarized balance sheet and statement of operations for the year ended December 31, 1996 and September 30, 1997 (unaudited) are as follows:

     Summarized balance sheets:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
ASSETS
     Cash............................    $   84,614       $  13,470
     Accounts and note receivable....       253,207         212,710
     Inventory.......................       185,589         180,462
     Prepaid expenses and other
     assets..........................        18,881          38,977
                                        ------------    -------------
                                            542,291         445,619
                                        ------------    -------------
     Property, plant and equipment...       179,977         372,798
     Accumulated depreciation........       (64,721)        (95,595)
                                        ------------    -------------
                                            115,256         277,203
                                        ------------    -------------
                                         $  657,547       $ 722,822
                                        ============    =============
LIABILITIES AND MEMBERS' CAPITAL
     Current liabilities.............    $  350,847       $ 366,321
     Long-term debt, net of current
       maturities....................       139,729         175,072
     Members' capital................       166,971         181,429
                                        ------------    -------------
                                         $  657,547       $ 722,822
                                        ============    =============

Summarized Statements of Operations:


                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
     Revenue.........................    $1,107,638       $ 566,045
     Cost of goods sold..............       735,705         370,277
                                        ------------    -------------
     Gross profit....................       371,933         195,768
                                        ------------    -------------
     Selling, general and
       administrative expenses.......       174,137         109,650
     Depreciation and amortization
       expenses......................        31,913          30,875
     Other expense (income), net.....        19,603          20,785
                                        ------------    -------------
                                            225,653         161,310
                                        ------------    -------------
Net Income...........................    $  146,280       $  34,458
                                        ============    =============

                                FLARE KING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE E  LONG-TERM DEBT

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Note payable, bank -- payable $8,770
  monthly, with interest at prime plus
  2.75%; secured by accounts receivable,
  inventory and machinery and
  equipment.............................     $257,564        $
Note payable, bank -- revolving line of
  credit, with maximum borrowings up to
  $125,000 at an interest rate of prime
  plus 2.75%; secured by accounts
  receivable, inventory, machinery and
  equipment and personal guarantee of
  the stockholder.......................                        97,981
Note payable, bank -- payable $4,940
  monthly, with interest at prime plus
  2.75%; secured by accounts receivable,
  inventory, machinery and equipment and
  personal guarantee of the major
  stockholder...........................                       139,163
Note payable, individual -- payable
  $2,114 monthly with interest at
  10.00%; unsecured.....................       66,422           60,778
Notes payable, two
  individuals -- payable $2,000 monthly;
  non-interest bearing and unsecured....       56,000           28,000
Notes payable, miscellaneous............       17,348           17,950
                                           ------------    -------------
                                              397,334          343,872
Current portion.........................      203,647          166,198
                                           ------------    -------------
Long-term portion.......................     $193,687        $ 177,674
                                           ============    =============


     The aggregate principal payments on long-term debt during the years subsequent to December 31, 1996 are: 1997 -- $203,647; 1998 -- $98,467 and
1999 -- $95,220.

NOTE F  PROVISION FOR INCOME TAXES

     The components of the provision for income taxes are as follows:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Current.................................     $               $  (7,745)
Deferred................................      (32,607)         (32,228)
                                           ------------    -------------
                                             $(32,607)       $ (39,973)
                                           ============    =============


     The provision for income taxes differs from the amount computed at the statutory rates as follows:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Federal income tax at statutory rates...     $ 39,918        $ (15,596)
Utilization of net operating loss
  carryforward..........................                       (24,377)
Recognition of net operating loss
  benefit...............................      (72,525)
                                           ------------    -------------
                                             $(32,607)       $ (39,973)
                                           ============    =============


     The deferred tax asset at December 31, 1996, consisted of Flare King's benefit from net operating loss carryforwards. The benefit was recognized for the nine months ended September 30, 1997 (unaudited).

                                FLARE KING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

     Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     As of December 31, 1996, Flare King has net operating loss carryforwards of approximately $95,000 for federal income tax purposes available to offset future financial income, expiring, if not used, periodically through the year 2009. Flare King also has capital loss carryforwards of approximately $6,300.

NOTE G  STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:

          Common stock -- The common stock is $1 par stock, 1,000,000 shares are authorized; 111,455 are issued and outstanding.

NOTE H  RELATED PARTY TRANSACTIONS

     Related party transactions and related balances with the stockholders of Flare King and companies owned by stockholders are as follows:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Accounts receivable, stockholder........     $ 39,770         $90,648
Accounts receivable, Hi-Tech............       28,717          12,556
Management fee income, United Wellhead
  Services, Inc. ("Wellhead").........         80,300          36,000

NOTE I  CONCENTRATION OF CREDIT RISK

     Flare King sells its products and services to the oil and gas industry in Texas. Flare King grants credit to customers, substantially all of whom are commercial establishments located in the vicinity of the operating locations of Flare King.

NOTE J  SUBSEQUENT EVENTS

     In April, 1997, Flare King signed a Letter of Intent with D.E. Frey & Company, Inc., which provided for the stockholders of Flare King, along with the equityholders of Wellhead and Hi-Tech to exchange their shares or equity interests through a business combination to form a new holding company, United Oilfield Services, Inc. United Oilfield Services, Inc. intends to proceed with an initial public offering (the "Offering") on a "best efforts basis." There can be no assurances that this Offering will be consummated.

     Effective as of October 14, 1997, Wellhead and the equity holders of Wellhead, Flare King and Hi-Tech (the "Founding Companies") entered into an Agreement and Plan of Reorganization, which was subsequently amended. Pursuant to such agreement and simultaneously with and as a condition to the closing of such agreement and the Offering, United Oilfield Services, Inc. will issue to the holders (other than one of the Founding Companies) of the outstanding equity interests in the Founding Companies shares of its Common Stock in exchange for such equity interests (the "Reorganization"). There can be no assurances that the Offering and the Reorganization will be consummated.

                          INDEPENDENT AUDITOR'S REPORT

To the Members of
HI-TECH COMPRESSOR COMPANY, L.C.
Corpus Christi, Texas

     We have audited the accompanying balance sheet of HI-TECH COMPRESSOR COMPANY, L.C. as of December 31, 1996 and the related statements of results of operations, members' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HI-TECH COMPRESSOR COMPANY, L.C. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/   KARLINS FULLER ARNOLD & KLODOSKY, P.C.

The Woodlands, Texas
March 3, 1997 except for Note H,
  as to which the dates are April 11, 1997 and December 23, 1997

                        HI-TECH COMPRESSOR COMPANY, L.C.
                                 BALANCE SHEETS

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
                                                          (UNAUDITED)
               ASSETS
Current Assets
     Cash............................     $  84,614         $ 13,470
     Accounts receivable, trade, net
      of allowance...................       203,455          181,405
     Accounts receivable, other......        12,775           10,150
     Note receivable.................        36,977           21,155
     Inventory.......................       185,589          180,462
     Prepaid expenses................         9,005           29,151
                                        -------------    --------------
          Total Current Assets.......       532,415          435,793
                                        -------------    --------------
Property, Plant and Equipment, at
cost.................................       179,977          372,798
     Less accumulated depreciation
      and amortization...............        64,721           95,595
                                        -------------    --------------
                                            115,256          277,203
                                        -------------    --------------
Other Assets
     Investments.....................         6,000            6,000
     Deposits........................         3,876            3,826
                                        -------------    --------------
                                              9,876            9,826
                                        -------------    --------------
                                          $ 657,547         $722,822
                                        =============    ==============
  LIABILITIES AND MEMBERS' CAPITAL
Current Liabilities
     Current portion of long-term
      debt...........................     $ 153,356         $314,149
     Accounts payable, trade.........        30,990           37,403
     Accounts payable, Flare King,
      Inc............................        28,717           12,556
     Accrued liabilities.............        17,184            2,213
     Deferred income.................       120,600
                                        -------------    --------------
          Total Current
              Liabilities............       350,847          366,321
                                        -------------    --------------
Long-term Debt.......................       139,729          175,072
                                        -------------    --------------
Members' Capital.....................       166,971          181,429
                                        -------------    --------------
                                          $ 657,547         $722,822
                                        =============    ==============


   The accompanying notes are an integral part of these financial statements

                        HI-TECH COMPRESSOR COMPANY, L.C.
                            STATEMENTS OF OPERATIONS

                                         YEAR ENDED       NINE MONTHS ENDED
                                        DECEMBER 31,        SEPTEMBER 30,
                                        -------------   ----------------------
                                            1996           1996        1997
                                        -------------   ----------  ----------
Revenues.............................    $ 1,107,638    $  853,503  $  566,045
Cost of goods sold...................        735,705       614,057     370,277
                                        -------------   ----------  ----------
Gross Profit.........................        371,933       239,446     195,768
Selling, general and administrative
  expenses...........................        174,137       105,101     109,650
Depreciation and amortization
  expenses...........................         31,913        23,281      30,875
                                        -------------   ----------  ----------
                                             206,050       128,382     140,525
                                        -------------   ----------  ----------
Income from operations...............        165,883       111,064      55,243
                                        -------------   ----------  ----------
Interest expense.....................        (16,175)      (11,333)    (24,159)
Other income (expense), net..........         (3,428)      (32,433)      3,374
                                        -------------   ----------  ----------
                                             (19,603)      (43,766)    (20,785)
                                        -------------   ----------  ----------
Net Income before pro forma
adjustment...........................        146,280        67,298      34,458
     Pro forma
       adjustment -- provision for
       income taxes..................         40,549        11,824       5,169
                                        -------------   ----------  ----------
     Pro forma net income............    $   105,731    $   55,474  $   29,289
                                        =============   ==========  ==========


   The accompanying notes are an integral part of these financial statements

                        HI-TECH COMPRESSOR COMPANY, L.C.
                         STATEMENTS OF MEMBERS' CAPITAL

                                           MEMBERS'
                                           CAPITAL
                                           --------

Balance, December 31, 1995..............   $ 97,691

Distributions...........................    (77,000)

Net income..............................    146,280
                                           --------

Balance, December 31, 1996..............    166,971

Distributions (unaudited)...............    (20,000)
Net Income (unaudited)..................     34,458
                                           --------

Balance, September 30, 1997
  (unaudited)...........................   $181,429
                                           ========


   The accompanying notes are an integral part of these financial statements

                        HI-TECH COMPRESSOR COMPANY, L.C.
                            STATEMENTS OF CASH FLOWS

                                                              NINE MONTHS ENDED
                                            YEAR ENDED          SEPTEMBER 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $  146,280    $     67,298  $     34,458
                                           ------------   ------------  ------------
     Adjustments to obtain net cash
       provided by (used in) operating
       activities:
          Depreciation and
             amortization...............        27,836          23,281        30,875
          Gain on disposition of
             assets.....................       (25,883)
          Change in accounts receivable,
             trade......................       (16,501)            149        22,050
          Change in accounts receivable,
             other......................       (11,225)                        2,625
          Change in note receivable.....       (36,977)                       15,822
          Change in inventory...........      (115,332)       (169,858)        1,301
          Change in prepaid expenses....        (7,450)         (7,442)      (16,270)
          Change in deposits............            67
          Change in accounts payable....        13,591         100,182         6,413
          Change in accounts payable,
             Flare King, Inc............       (61,026)        (31,526)      (17,107)
          Change in accrued
             liabilities................       (26,553)           (474)      (14,025)
          Change in deferred revenue....       120,600                      (120,600)
                                           ------------   ------------  ------------
               Total adjustments........      (138,853)        (85,688)      (88,916)
                                           ------------   ------------  ------------
                     Net cash provided
                       by (used in)
                       operating
                       activities.......         7,427         (18,390)      (54,458)
                                           ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures...............        (7,007)                     (192,821)
     Proceeds from sale of assets.......        99,341         104,839
                                           ------------   ------------  ------------
                     Net cash provided
                       by (used in)
                       investing
                       activities.......        92,334         104,839      (192,821)
                                           ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt.......       538,780         328,704       318,712
     Principal payments under long-term
       debt.............................      (483,380)       (385,857)     (122,577)
     Member distributions...............       (77,000)        (27,000)      (20,000)
                                           ------------   ------------  ------------
                     Net cash provided
                       by (used in)
                       financing
                       activities.......       (21,600)        (84,153)      176,135
                                           ------------   ------------  ------------
Net increase (decrease) in cash.........        78,161           2,296       (71,144)
Cash at beginning of period.............         6,453           6,453        84,614
                                           ------------   ------------  ------------
Cash at end of period...................    $   84,614    $      8,749  $     13,470
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements

                        HI-TECH COMPRESSOR COMPANY, L.C.
                         NOTES TO FINANCIAL STATEMENTS

NOTE A  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  LINES OF BUSINESS

     Hi-Tech Compressor Company, L.C. ("Hi-Tech") is a packager of natural gas compressors.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Management believes that all receivables at December 31, 1996 and September 30, 1997 (unaudited), are collectible, therefore no allowance for doubtful accounts has been recorded. During the year ended December 31, 1996, accounts receivable in the amount of $6,000 were written off.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method, generally from five to twenty years.

     Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred.

     When machinery and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

  INVENTORY

     Inventory is valued at the lower of cost or market, by the first-in, first-out method. Inventory consisted of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Finished goods..........................     $101,590        $ 111,509
Work-in-progress........................       83,999           68,953
                                           ------------    -------------
                                             $185,589        $ 180,462
                                           ============    =============


     Work-in-process and finished goods include raw materials, direct labor and manufacturing overhead at December 31, 1996 and September 30, 1997 (unaudited).

  USES OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amounts of long-term debt approximate fair value because the interest rates on these instruments change with market interest rates.

                        HI-TECH COMPRESSOR COMPANY, L.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INTERIM FINANCIAL INFORMATION

     The interim financial statements included herein are unaudited, but include all adjustments of a normal recurring nature, which, in the opinion of management, are necessary to present fairly the financial position of Hi-Tech at June 30, 1997, and the results of its operations and cash flows for the nine months ended September 30, 1996 and 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  INCOME TAXES

     Hi-Tech currently operates as a limited liability corporation. As such, no provision for income taxes for Hi-Tech has been provided in the accompanying financial statements as any income or loss is included on the income tax returns of the individual members. The pro forma tax provision and net income, assuming a 34% tax rate, discloses the tax expense incurred had Hi-Tech been a C-Corporation subject to federal income taxes.

  REVENUE RECOGNITION

     Revenues from the sale of equipment and services are recognized upon shipping of equipment and providing of service to the customer. Rental revenues are recognized over the terms of the leases.

  STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, Hi-Tech considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Supplemental disclosures of cash flows information:

          Interest paid amounted to $16,175, $24,159 and $11,333 for the year ended December 31, 1996 and nine months ended September 30, 1997 and 1996 (unaudited), respectively.

     Noncash investing and financing activities consisted of the following:

          Long-term debt obligations in the amount of $26,685 were incurred for the acquisition of transportation equipment for the year ended December 31, 1996.

  MAJOR CUSTOMERS

     Hi-Tech had sales to two customers that represented 31% and 25% of total revenue for the year ended December 31, 1996. For nine months ended September 30, 1997 and 1996, sales to these two customers represented 44% and 39% of total revenue, respectively.

                        HI-TECH COMPRESSOR COMPANY, L.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B  PROPERTY, PLANT AND EQUIPMENT

     The major asset categories, together with the related costs and accumulated depreciation and amortization, are as follows:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Rental equipment.....................     $133,061        $ 325,882
Machinery and equipment..............        2,143            2,143
Furniture and fixtures...............        4,177            4,177
Transportation equipment.............       22,715           22,715
Building, and leasehold
improvements.........................       17,881           17,881
                                        ------------    -------------
                                           179,977          372,798
Less accumulated depreciation and
  amortization.......................      (64,721)         (95,595)
                                        ------------    -------------
                                          $115,256        $ 277,203
                                        ============    =============


NOTE C  NOTE RECEIVABLE

     At December 31, 1996 and September 30, 1997 (unaudited), Hi-Tech has a note receivable with a customer, which is receivable $3,259 monthly including interest at 10.50%. This note is secured by equipment sold to the customer.

NOTE D  LONG-TERM DEBT

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Note payable, bank -- payable $11,800
  monthly, plus interest at prime
  plus 1.00%; Hi-Tech may borrow up
  to 80% of its eligible receivables
  and 50% of eligible inventory with
  a maximum availability of $425,000;
  secured by accounts receivable,
  inventory and machinery and
  equipment..........................     $266,400        $ 307,000
Note payable, bank -- revolving line
  of credit, with interest at 9.5%;
  Hi-Tech may borrow up to 80% of its
  eligible receivables and 50% of
  eligible inventory with a maximum
  availability of $250,000; secured
  by accounts receivable, inventory,
  machinery and equipment............                       162,000
Note payable, bank -- payable $629
  monthly, including interest at
  8.25%; secured by transportation
  equipment..........................       20,000           16,872
Note payable, miscellaneous..........        6,685            3,349
                                        ------------    -------------
                                           293,085          489,221
Current portion......................      153,356          314,149
                                        ------------    -------------
Long-term portion....................     $139,729        $ 175,072
                                        ============    =============


     The aggregate principal payments on long-term debt during the years subsequent to December 31, 1996 are: 1997 -- $153,356; 1998 -- $131,360 and
1999 -- $8,369.

NOTE E  DEFERRED INCOME

     At December 31, 1996, deferred income in the amount of $120,600 consists of funds received from a customer in advance of the deliverance of goods.

                        HI-TECH COMPRESSOR COMPANY, L.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F  RELATED PARTY TRANSACTIONS

     Related party transactions and related balances with a member of Hi-Tech and another company owned in part by such member are as follows:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts receivable, other...........     $ 10,000         $10,000
Accounts receivable, Flare King, Inc.
("Flare King").....................       28,717          12,556


NOTE G  CONCENTRATION OF CREDIT RISK

     Hi-Tech sells its products and services to the oil and gas industry in Texas. Hi-Tech grants credit to customers, substantially all of whom are commercial establishments located in the vicinity of the operating locations of Hi-Tech.

NOTE H  SUBSEQUENT EVENTS

     In April, 1997, Hi-Tech signed a Letter of Intent with D.E. Frey & Company, Inc., which provided for the members of Hi-Tech, along with the stockholders of United Wellhead Services, Inc. ("Wellhead") and Flare King will exchange their shares and equity interests through a business combination to form a new holding company, United Oilfield Services, Inc. United Oilfield Services, Inc. intends to proceed with an initial public offering (the "Offering") on a "best efforts basis." There can be no assurances the Offering will be consummated.

     Effective as of October 14, 1997, Wellhead and the equity holders of Wellhead, Flare King and Hi-Tech (the "Founding Companies") entered into an Agreement and Plan of Reorganization, which was subsequently amended. Pursuant to the such agreement and simultaneously with and as a condition to the closing of such agreement and the Offering, United Oilfield Services, Inc. will issue to the holders (other than one of the Founding Companies) of the outstanding equity interests in the Founding Companies shares of its Common Stock in exchange for such equity interests (the "Reorganization"). There can be no assurances that the Offering or the Reorganization will be consummated.

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary......................     3
Risk Factors............................     8
Selected Pro Forma Combined Financial
  Data..................................    12
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    14
Use of Proceeds.........................    18
Capitalization..........................    19
Dividend Policy.........................    20
Dilution................................    20
The Company.............................    21
The Reorganization......................    29
Management..............................    30
Certain Transactions....................    33
Securities Ownership of Management and
  Certain Beneficial Holders............    35
Description of Securities...............    36
Shares Eligible for Future Sale.........    37
Underwriting............................    39
Legal Matters...........................    40
Experts.................................    40
Additional Information..................    40
Index to Financial Statements...........   F-1


                            ------------------------

  UNTIL                , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,100,000 SHARES
                                     [LOGO]
                                UNITED OILFIELD
                                 SERVICES, INC.
                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                           D. E. FREY & COMPANY, INC.

                                           , 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering will be paid by United Oilfield Services, Inc. (the "Registrant") and are estimated as follows:

SEC registration fee....................  $    2,327
Listing fees............................      10,000
Printing including engraving of share
  certificates..........................      50,000
Legal fees and expenses (including Blue
  Sky)..................................     200,000
Accounting fees and expenses............      25,000
Officer and director indemnification
  insurance premiums....................      25,000
Underwriting nonaccountable expenses
  (other than commissions)..............     198,000
Miscellaneous...........................      49,673
                                          ----------
     Total..............................  $  560,000
                                          ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), which enables a corporation in its original articles of incorporation or an amendment thereto to limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation and to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to article 2.38 of the TBCA (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Articles of Incorporation contain provisions permitted by the TBCA.

     The Registrant is incorporated under the laws of the State of Texas.
Section 2.02-1 of the TBCA provides that a Texas corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article Ten of the Registrant's Articles of Incorporation requires the Registrant to indemnify the Registrant's directors to the maximum extent permitted by the TBCA as set forth in the Registrant's Bylaws.

     Section 6.10 of the Registrant's Bylaws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, employee benefit plan, other enterprise or other entity, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because such officer or director has met the applicable standards of conduct set forth above is to be made, unless ordered by a court:
(i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, consisting of disinterested members; (iii) by independent legal counsel in a written opinion; or (iv) by a vote of disinterested shareholders of the Registrant. The Bylaws further provide that the expenses (including attorneys' fees) incurred in any such action by a director of officer of the Registrant may be paid or reimbursed by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by the Registrant as authorized therein.

     The Registrant's Bylaws also provide that the Registrant may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, employee benefit plan, other enterprise or other entity, if the Board determines that indemnification is appropriate and the extent thereof.

     The Registrant's Bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

     The Registrant intends to sign indemnification agreements with the directors and executive officers of the Registrant and certain of its subsidiaries certain of whose executive officers also perform policy-making functions on behalf of the Registrant pursuant to which the Registrant will indemnify them in accordance with the Registrant's Articles of Incorporation and its Bylaws. The Registrant further intends to obtain insurance with respect to such indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Simultaneously with and as a condition to the consummation of the Offering, the Registrant will issue shares of its Common Stock to the equity holders of the Founding Companies. The issuance of the Registrant's Common Stock pursuant to the negotiated Reorganization was accomplished without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. See "The Reorganization" in Part I of this Registration Statement.

ITEM 16.  EXHIBITS

     (a)  Exhibits

        EXHIBIT
          NO.                           EXHIBIT
----------------------------------------------------------------
        ***1.1       -- Underwriting Agreement
         **1.2       -- Form of Selected Dealer's Agreement
        ***1.3       -- Form of Underwriter's Warrant
         **1.4       -- Form of Fund Escrow Agreement

        EXHIBIT
          NO.                           EXHIBIT
----------------------------------------------------------------
          *2         -- Agreement and Plan of Reorganization,
                        dated as of October 14, 1997 (the
                        "Agreement"), by and among United
                        Wellhead Services, Inc., the
                        Stockholders of United Wellhead
                        Services, Inc., the Stockholders of
                        Flare King, Inc., and the Equityholders
                        of Hi-Tech Compressor Company, L.C.
         **2.1       -- First Amendment to Agreement and Plan of
                        Reorganization dated as of December 22,
                        1997
          *3.1       -- Articles of Incorporation of United
                        Oilfield Services, Inc.
          *3.2       -- Bylaws of United Oilfield Services, Inc.
         **4         -- Form of certificate evidencing ownership
                        of Common Stock of United Oilfield
                        Services, Inc.
         **5         -- Opinion of Winstead Sechrest & Minick
                        P.C.
         **9         -- Proxy
         *10.1       -- Loan Agreement, dated January 16, 1997,
                        between Community National Bank and
                        United Wellhead Services, Inc., for
                        $700,000 working capital line of credit.
         *10.2       -- Commercial Revolving Note, dated June
                        19, 1997, made by Flare King, Inc. and
                        Wallace C. Sparkman in favor of Midland
                        American Bank, Midland, Texas, in the
                        principal amount of $150,000.
         *10.3       -- Commercial Draw Note, dated June
                        19,1997, made by Flare King, Inc. and
                        Wallace C. Sparkman in favor of Midland
                        American Bank, Midland, Texas, in the
                        principal amount of $125,000.
         *10.4       -- Loan Agreement, dated October 1, 1996,
                        between Norwest Bank Texas, Midland,
                        Texas and Hi-Tech Compressor Company,
                        L.C., for $425,000 revolving line of
                        credit.
         *10.5       -- Loan Agreement, dated May 1, 1997,
                        between Norwest Bank Texas, Midland,
                        Texas and Hi-Tech Compressor Company,
                        L.C., for $250,000 revolving line of
                        credit.
         *10.6       -- Preferred Stock Redemption and Loan
                        Agreement, dated August 27, 1997, by and
                        between United Wellhead Services, Inc.
                        and Gay A. Roane, in the principal
                        amount of $960,000.
         *10.7       -- Installment Note, dated July 30, 1996,
                        made by United Wellhead Services, Inc.
                        in favor of J. Richard Espinosa, in the
                        principal amount of $135,000.
         *10.8       -- Commercial Lease Agreement, dated June
                        6, 1994, by and between United Wellhead
                        Services, Inc. and J. Richard Espinosa.
         *10.9       -- Commercial Lease Agreement, dated April
                        8, 1997, by and between United Wellhead X
                        Services, Inc. and Nolan J. Guidry.
         *10.10      -- Commercial Lease Agreement, dated
                        effective as of January 1, 1997, by and
                        between United Wellhead Services, Inc.
                        and Bruce Graham Roberts, and others.
         *10.11      -- Commercial Lease Agreement, dated March
                        2, 1994, by and between Hi-Tech
                        Compressor Company, L.C. and Tom
                        Jackson.
        **10.12--       Exclusive Sales Agreement, dated
                        December 5, 1995, between Outwest
                        Unlimited and Rotary Gas Systems (dba of
                        Hi-Tech), and Notice of Assignment to
                        San Juan Compression, L.L.C., dated May
                        29, 1996
         *10.13      -- 1997 Incentive Compensation Plan.
        **10.14      -- Employment Agreement by and between
                        United Oilfield Services, Inc. and Alvin
                        H. Dueitt.
        **10.15      -- Employment Agreement by and between
                        Flare King, Inc. and Burnace J. Boles,
                        Jr.
        **10.16      -- Employment Agreement by and between
                        United Wellhead Services, Inc. and
                        Martin L. Tomlin
        **10.17      -- Employment Agreement by and between
                        United Wellhead Services, Inc. and J.
                        Richard Espinosa
         *21         -- List of Subsidiaries of United Oilfield
                        Services, Inc.
        **23.1       -- Consent of Karlins Fuller Arnold &
                        Klodosky, P.C.
        **23.2       -- Consent of Winstead Sechrest & Minick
                        P.C. (included in Exhibit 5)
         *24         -- Power of Attorney
        **27         -- Financial Data Schedule

------------

  * Previously filed with this Registration Statement.
 ** Filed herewith.
*** Revised form to be filed by amendment.

     Disclosure schedules, exhibits and other appendices to the exhibits set forth above have been omitted. Upon request, the Registrant undertakes to furnish to the Securities and Exchange Commission a copy of any omitted schedule, exhibit or other appendix.

     (b)  Financial Statement Schedules

     All schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable or the information is included in the financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) To provide to the Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (3)   (i)   For purposes of determining any liability under the
                    Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule
                    424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 9TH DAY OF JANUARY, 1998.

                                          UNITED OILFIELD SERVICES, INC.
                                          By: /s/  ALVIN H. DUEITT
                                                   ALVIN H. DUEITT
                                                PRESIDENT AND CHIEF OPERATING
                                                         OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 9, 1998.

               SIGNATURE                                           TITLE
----------------------------------------  --------------------------------------------------------
           /s/ALVIN H. DUEITT             President and Chief Operating Officer
            ALVIN H. DUEITT                 (Principal Executive Officer)
            /s/EARL R. WAIT               Chief Accounting Officer and Secretary/Treasurer
              EARL R. WAIT                  (Principal Accounting Officer)
           /s/ALVIN H. DUEITT             Director
            ALVIN H. DUEITT
           L. MELVIN COOPER*              Director
            L. MELVIN COOPER
        CHARLES K. MILLER, JR.*           Director
         CHARLES K. MILLER, JR.
           FRANCIS M. RICCI*              Director
            FRANCIS M. RICCI
          WALLACE O. SELLERS*             Director
           WALLACE O. SELLERS
          *By: /s/EARL R. WAIT
             EARL R. WAIT,
            ATTORNEY-IN-FACT